EXHIBIT 10.1

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of the 28th day of January, 1998 (this "Agreement"), is made among THE ACKERLEY GROUP, INC., a Delaware corporation with its principal offices in Seattle, Washington (the "Borrower"), the banks and financial institutions listed on the signature pages hereto or that become parties hereto after the date hereof (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), FLEET BANK, N.A., as documentation agent ("Documentation Agent"), UNION BANK OF CALIFORNIA, N.A., as co-agent and KEYBANK NATIONAL ASSOCIATION, as co-agent.

                                    RECITALS

     A. The Borrower has requested that the Lenders make available to the Borrower a standby term loan facility in the aggregate principal amount of $120,000,000 and a revolving credit facility in the aggregate principal amount of $145,000,000 (the amount of which revolving credit facility may be increased to $180,000,000 under certain circumstances as provided herein).

     B. The Borrower's obligations under the senior credit facility refinanced hereby and its Senior Notes (as defined herein) are secured on a joint basis pursuant to the Shared Collateral Pledge Agreement (as defined herein). The terms of the Shared Collateral Pledge Agreement require that, until the Senior Notes are repaid or redeemed in full, amounts loaned hereunder in excess of $77,500,000 may not be secured by the collateral that is subject to the Shared Collateral Pledge Agreement. Accordingly, borrowings hereunder will be limited to $77,500,000 (the Tranche A Revolving Loans) until the Senior Notes are repaid or redeemed in full and a new pledge agreement in favor of the Lenders is executed and delivered by the Borrower. The amount of the aggregate Revolving Credit Commitments in excess of $77,500,000 constitutes the Tranche B Revolving Credit Commitments.

     C. As of the date hereof, the Borrower owns limited partnership interests in New Century Seattle Partners, L.P. ("New Century"). The parties acknowledge, however, that New Century is not currently a Subsidiary of the Borrower and may not become a Subsidiary of the Borrower without, among other things, the consent of the FCC.

     D. The Borrower will use the proceeds of these facilities to refinance certain existing indebtedness, to pay or reimburse certain fees and expenses in connection herewith and therewith, to finance capital expenditures, to fund certain acquisitions as permitted hereunder, and for working capital and general corporate purposes, all as more fully described herein.

     E. The Lenders are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

           1.1. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition" shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person. For purposes of this Agreement, any LMA (except for LMA's undertaken pursuant to the Monterey LMA Agreement and the Utica LMA Agreement) shall be considered to be an Acquisition.

     "Acquisition Amount" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock of the Borrower issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Borrower and its Subsidiaries in connection with such Acquisition, (iv) all additional purchase price amounts in connection with such Acquisition in the form of earnouts and other contingent obligations that should be recorded as a liability on the balance sheet of the Borrower and its Subsidiaries or expensed, in either event in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the Securities and Exchange Commission, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such

Acquisition, (vi) the amount of all transaction fees and expenses (including, without limitation, legal, accounting and finders' fees and expenses) incurred by the Borrower and its Subsidiaries in connection with such Acquisition and
(vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition. To the extent that consideration paid in connection with an Acquisition has been applied to the Acquisition Amount in connection with an LMA, such consideration will not be recounted in the calculation of the Acquisition Amount upon the consummation of the acquisition ultimately being undertaken in connection with such LMA.

     "Adjusted Base Rate" shall mean, at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin Percentage for Base Rate Loans as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Margin Percentage for LIBOR Loans as in effect at such time.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or
(ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

     "Administrative Agent" shall mean First Union, in its capacity as Administrative Agent appointed under Article X, and its successors and permitted assigns in such capacity.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Applicable Margin Percentage" shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the Base Rate pursuant to Section 2.8 for purposes of determining the Adjusted Base Rate, (b) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, and (c) to be used in calculating the commitment fee payable pursuant to Section 2.9(b), in each case as determined under the following matrix with reference to the Leverage Ratio:

                                          Applicable Margin Percentage    Applicable Margin     Applicable Margin
                                                       for                  Percentage for        Percentage for
               Leverage Ratio                    Base Rate Loans             LIBOR Loans          Commitment Fee
               --------------                    ---------------             -----------          --------------

Greater than or equal to 4.5 to 1.0                  0.625%                     1.625%                0.375%

Greater than or equal to 4.0 to 1.0
  but less than 4.5 to 1.0                           0.375%                     1.375%                0.375%

Greater than or equal to 3.5 to 1.0
  but less than 4.0 to 1.0                           0.125%                     1.125%                0.250%

Greater than or equal to 3.0 to 1.0
  but less than 3.5 to 1.0                           0.000%                     0.875%                0.250%

Less than 3.0 to 1.0                                 0.000%                     0.625%                0.250%

On each Adjustment Date (as hereinafter defined), the Applicable Margin Percentage for all Loans and the commitment fee payable pursuant to Section 2.9(b) shall be adjusted effective as of such date (based upon the calculation of the Leverage Ratio as of the last day of the fiscal period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 6.1(a) or Section 6.1(b), as the case may be, and Section 6.2(a), or if at any time a Default or Event of Default shall have occurred and be continuing, then at the election of the Required Lenders, at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered (or the date of occurrence of such Default or Event of Default, as the case may be) to the date on which the same shall have been delivered (or such Default or Event of Default cured or waived, as the case may be), each Applicable Margin Percentage shall be determined in accordance with the above matrix as if the Leverage Ratio were greater than or equal to 4.5: 1.0 (notwithstanding the actual Leverage Ratio). For purposes of this definition, "Adjustment Date" shall mean, with respect to any fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1997, the fifth (5th) day (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery by the Borrower in accordance with Section 6.1(a) or Section 6.1(b), as the case may be, of (i) financial statements for the most recently completed applicable fiscal period and (ii) a duly completed Compliance Certificate with respect to such fiscal period.

     "Asset Disposition" shall mean any sale, assignment, transfer or other disposition by the Borrower or any of its Subsidiaries to any other Person (other than to the Borrower or to a Wholly Owned Subsidiary), whether in one transaction or in a series of related transactions, of any of its assets, business units or other properties (including any interests in property, whether tangible or intangible, and including Capital Stock of Subsidiaries), excluding
(i) sales and licenses of inventory and other assets in the ordinary course of business, and (ii) the sale or exchange of used or obsolete equipment to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment.

     "Assignee" shall have the meaning given to such term in Section 11.7(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit D.

     "Authorized Officer" shall mean, with respect to any action specified herein, any officer of the Borrower duly authorized by resolution of the board of directors of the Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of the Borrower.

     "Bankruptcy Code" shall mean 11 U.S.C. ss.ss. 101 et seq., as amended from time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

     "Binghamton LMA Agreement" shall mean the Time Brokerage Agreement dated July 28, 1997 by and among U.S. Broadcast Group. L.L.C., U.S. Broadcast Group Licensee, L.P.I. and Central N.Y. News, Inc., as amended, restated, supplemented or otherwise modified from time to time .

     "Borrower Margin Stock" shall mean shares of capital stock of the Borrower that are held by the Borrower or any of its Subsidiaries and that constitute Margin Stock.

     "Borrowing" shall mean the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Class and Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     "Borrowing Date" shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, capital lease obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance, or (ii) made in connection with Permitted Acquisitions.

     "Capital Lease" shall mean, with respect to the Borrower or any Subsidiary, any lease of any property by the Borrower or such Subsidiary as lessee that, in accordance with GAAP, is required to be classified and accounted for as a capital lease on the consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the Borrower or any Subsidiary as lessee thereunder that, in accordance with GAAP, is required to be included on the consolidated balance sheet of the Borrower and its Subsidiaries as a liability in respect of such Capital Lease.

     "Capital Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Collateral Account" shall have the meaning given to such term in
Section 3.8.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor's Ratings Services or at least A2 or the equivalent thereof by Moody's Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

     "Casualty Event" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

     "Class" shall have the meaning given to such term in Section 2.2(a).

     "Closing Date" shall mean the date upon which the initial extensions of credit are made pursuant to this Agreement.

     "Collateral" shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

     "Commitment" shall mean, with respect to any Lender, such Lender's Term Loan Commitment and Revolving Credit Commitment.

     "Communications Act" shall mean the Communications Act of 1934, as amended.

     "Compliance Certificate" shall mean a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

     "Consolidated Annual Operating Cash Flow" shall mean, for any period, net revenues minus operating expenses (including programming obligation payments and excluding amortization, depreciation, Consolidated Interest Expense, extraordinary items, non-cash stock option expense and Special Litigation Damages (such damages exclusion not to exceed $8,100,000 during the term hereof)), plus any other cash income and minus any other cash expenses as reflected on the Borrower's Form 10-K and 10-Q financial statements (it being understood that no such items will be reclassified for purposes of this definition without Required Lender approval).

     "Consolidated Fixed Charges" shall mean, for any period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP for such period:
(a) Consolidated Interest Expense for such period, (b) aggregate cash expense for federal, state, local and other income taxes for such period, (c) Capital Expenditures for such period, (d) the aggregate (without duplication) of all scheduled payments of principal on Consolidated Funded Debt required to have been made by the Borrower and its Subsidiaries during such period (whether or not such payments are actually made), including, without limitation, the aggregate principal amount of the Term Loans due during such period under
Section 2.6(a) (as such amounts may have been previously adjusted in accordance with the terms of this Agreement as a result of prior prepayments on the Term Loans, including adjustments made pursuant to Section 2.6(i) or Section 2.7(b)) and excluding prepayments in respect of the Senior Notes in connection with the transactions anticipated to be consummated on the Note Redemption Closing Date and (e) the amount of any payments made under any Permitted LMA Agreements attributable to principal being paid by the other parties to such LMA Agreements pursuant to their respective senior credit facilities. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include amounts of any Capital Expenditures or Capital Lease Obligations in respect of any Permitted Corporate Jet Acquisition.

     "Consolidated Funded Debt" shall mean Funded Debt of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any period, the sum (without duplication) of (i) total interest expense (including the amount of any fees pursuant to (A) Sections 2.9(c) and 2.9(d), (B) paragraph (i) of the Fee Letter and (c) the Supplementary Fee Letters) of the Borrower and its Subsidiaries for such period in respect of Consolidated Funded Debt of the Borrower and its Subsidiaries (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), determined on a consolidated basis in accordance with GAAP,
(ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Borrower and its Subsidiaries during such period and (iii) amounts paid during such period under any Permitted LMA Agreements to the extent such amounts are attributable to interest being paid by the other parties to such LMA Agreements pursuant to their respective senior credit facilities.

     "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

     "Credit Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Supplementary Fee Letters, the Pledge Agreement, any other Security Documents, any Hedge Agreement to which the Borrower and any Lender (or such Lender's Affiliate) are parties and that is permitted or required to be entered into by the Borrower hereunder, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Debt Issuance" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities, whether in a public offering of such securities or otherwise.

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the Term Loan Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

     "Documentation Agent" shall mean Fleet Bank, N.A. and its successors and assigns.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer

Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under
Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan,
(v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $500,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or any successor thereto (the "OECD") or a political subdivision of any such country and having total assets in excess of $500,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $100,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person approved by the Agent and the Borrower, which approval shall not be unreasonably withheld or delayed.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such

Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Equity Issuance" shall mean the issuance, sale or other disposition by the Borrower or any of its Subsidiaries of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in the Borrower or any of its Subsidiaries; provided, however, that the term Equity Issuance shall not include (i) the issuance or sale of Capital Stock by any of the Subsidiaries of the Borrower to the Borrower or any other Subsidiary, provided that such Capital Stock is pledged to the Administrative Agent pursuant to the Pledge Agreement, (ii) any Capital Stock of the Borrower issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price or (iii) any Capital Stock of the Borrower issued or sold in connection with any director or employee stock plan or stock purchase agreement.

     "Event of Default" shall have the meaning given to such term in Section
9.1.

     "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, (a) the amount of Consolidated Annual Operating Cash Flow for such fiscal year, minus
(b) the sum (without duplication) of (i) Consolidated Fixed Charges for such fiscal year to the extent paid in cash, (ii) optional prepayments on the Term Loans made during such fiscal year, and (iii) optional prepayments on the Revolving Loans made during such fiscal year that are accompanied by a corresponding reduction in the Revolving Credit Commitments.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Existing Subordinated Indebtedness" shall mean the Indebtedness of the Borrower created under the Borrower's (i) 11.20% Senior Subordinated Notes, Series B, due December 15, 1998, and (ii) 10.48% Senior Subordinated Notes due 2000.

     "FCC" shall mean the Federal Communications Commission, or any successor or replacement commission, bureau, department, agency or other Governmental Authority.

     "FCC Licenses" shall mean all television, radio or other licenses, permits, certificates of compliance, franchises, approvals or authorizations granted or issued by the FCC to the Borrower or any of its Subsidiaries.

     "FCC Regulations" shall mean the Communications Act of 1934, 47 USC ss.ss. 151 et seq., as amended from time to time, and any successor statute performing the same or substantially the same function, and all regulations and written policies promulgated thereunder from time to time by the FCC.

     "Fair Market Value" shall mean, with respect to any Capital Stock of the Borrower given in connection with an Acquisition, the value given to such Capital Stock for purposes of such Acquisition by the parties thereto, as determined in good faith pursuant to the relevant acquisition agreement or otherwise in connection with such Acquisition.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from First Union to the Borrower, dated October 27, 1997, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Financial Condition Certificate" shall mean a fully completed and duly executed certificate, substantially in the form of Exhibit H, together with the attachments thereto.

     "Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Borrower.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Annual Operating Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Fixed Charges for such period.

     "Funded Debt" shall mean, with respect to any Person (without duplication),
(i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), but excluding obligations in respect of performance bonds the outstanding amount of which do not exceed $20,000,000 in the aggregate at any time, (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) Capital Lease Obligations,
(vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) all obligations attributable to guaranties of Funded Debt of other Persons, (ix) the stated amount of any equity investment made by any third party in any Subsidiary of such Person, which investment constitutes a minority interest in such Subsidiary, (x) obligations in respect of any earned deferred compensation for which Person is liable (in the case of the Borrower and its Subsidiaries, as customarily reflected on the Borrower's regularly prepared financial statements), and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person (except for any Lien granted in connection with any operating lease (as defined in accordance with GAAP) relating to the financing of the Borrower's corporate jet).

     "GAAP" shall mean generally accepted accounting principles, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Harron" shall mean Harron Television of Monterey, a California general partnership.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) Capital Lease Obligations, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (viii) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all Contingent Obligations of such Person and (x) all indebtedness referred to in clauses (i) through (ix) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person. For purposes of determining the amount of the Borrower's or any Subsidiary's Indebtedness as of any date, each Contingent Obligation of the Borrower and its Subsidiaries required to be included in such determination shall be valued at the maximum aggregate principal amount (whether or not drawn or outstanding) of the Indebtedness that is the corresponding "primary obligation" (as such term is defined in the definition of Contingent Obligation) as of such date.

     "Interest Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Annual Operating Cash Flow for the period of four consecutive fiscal quarters then ending to (ii) Consolidated Interest Expense for such period.

     "Interest Period" shall have the meaning given to such term in Section
2.10.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Issuing Lender" shall mean (i) First Union in its capacity as issuer of the Letters of Credit other than the Outstanding Letters of Credit, or (ii) Fleet Bank, N.A. in its capacity as issuer of any Outstanding Letter of Credit (but only so long as any such Outstanding Letter of Credit or any Reimbursement Obligation or other amount owing to Fleet Bank, N.A. with respect thereto remains outstanding), and their respective successors in such capacities.

     "KHHO LMA Agreement" shall mean the Time Brokerage Agreement, dated December 15, 1997, by and among Southwest Wireless Communications, L.L.C. and AK Media Group, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 or any successor page (rounded upward, if necessary, to the nearest 1/16 of one percentage point) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two
(2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by
(ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "LMA" means any management agreement, local marketing agreement, lease management agreement, time brokerage agreement or similar arrangement relating to programming or the sale of advertising or broadcast time entered into by Borrower or any of its Subsidiaries with respect to any radio or television station whether or not Borrower or such Subsidiary is the managing party thereunder, and "LMAs" means all such agreements and arrangements collectively.

     "LMA Obligations" means all monetary obligations of the Borrower or any Subsidiary to any other Person with respect to management fees or other compensation from time to time owed pursuant to LMAs, whether matured or unmatured, absolute or contingent.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to
Section 11.7, and their respective successors and assigns.

     "Lending Office" shall mean, with respect to any Lender, the office of such Lender designated as its "Lending Office" on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     "Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     "Letter of Credit Notice" shall have the meaning given to such term in
Section 3.2.

     "Letters of Credit" shall have the meaning given to such term in Section
3.1.

     "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated Annual Operating Cash Flow for the period of four consecutive fiscal quarters then ending.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing, other than interests of lessors under any operating leases (including motor vehicle leases).

     "Loans" shall mean any or all of the Term Loans and the Revolving Loans.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Change" shall mean a material adverse change in the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" shall mean a material adverse effect upon (i) the condition (financial or otherwise), operations, business, properties or assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

     "Material Contract" shall have the meaning given to such term in Section 5.18.

     "Monterey Credit Agreement" shall mean that certain Credit Agreement, dated April 14, 1996, between Harron, First Union and Fleet Bank, N.A., as amended, restated, replaced or otherwise modified from time to time.

     "Monterey LMA Agreement" shall mean the Time Brokerage Agreement, dated April 24, 1996, between Harron Television of Monterey and Ackerley Communications Group, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "Net Cash Proceeds" shall mean (i) in the case of any Equity Issuance or Debt Issuance, the aggregate cash payments received by the Borrower and its Subsidiaries less reasonable and customary fees and expenses (including underwriting discounts and commissions) incurred by the Borrower and its Subsidiaries in connection therewith, (ii) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event less (y) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith and (z) contractually required repayments of Indebtedness to the extent secured by Liens on the property subject to such Casualty Event and any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Casualty Event, and (iii) in the case of any Asset Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (x) reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (y) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such Property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (z) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition.

     "Network Affiliation Agreement" shall mean any network affiliation agreement to which the Borrower or any Subsidiary is a party.

     "New Century" shall mean New Century Seattle Partners, L.P.

     "New Century Credit Facility" shall mean the $35,000,000 revolving credit facility in favor of New Century as established under a Credit Agreement between New Century, First Union National Bank (as agent) and the financial institutions party thereto.

     "Note Redemption" shall mean the redemption, in full, by the Borrower of its Senior Notes on or before December 15, 1998.

     "Note Redemption Closing Date" shall mean the date on which the Borrower redeems in full all of the outstanding Senior Notes (which date shall be no later than December 15, 1998).

     "Notes" shall mean any or all of the Term Notes and the Revolving Notes.

     "Notice of Borrowing" shall have the meaning given to such term in Section 2.2(b).

     "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.11(b).

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans, all Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents.

     "Outstanding Letter of Credit" shall mean any of the following: (i) that certain irrevocable letter of credit no. H137120, expiring January 15, 1999, issued for the account of the Borrower in favor of Sage Realty Corp., (ii) that certain irrevocable letter of credit no.YS137119, expiring February 15, 1999, issued for the account of the Borrower in favor of Employers Insurance of Wausau, (iii) that certain irrevocable letter of credit no. H137118, expiring December 31, 1998, issued for the account of the Borrower in favor of Continental Indoor Soccer League, and (iv) that certain irrevocable letter of credit no. H158451, expiring December 15, 1998, issued for the account of the Borrower in favor of Aetna Casualty & Surety, all of which letters of credit were issued under the senior credit facility replaced hereby and treated as having been issued originally hereunder pursuant to Section 3.1 hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Participant" shall have the meaning given to such term in Section 11.7(d).

     "Permitted Acquisition" shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in Section 8.8, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Borrower, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Borrower or a Wholly Owned Subsidiary, (iv) such Acquisition is not hostile in nature, and (v) all of the conditions and requirements of Sections 6.9 and 6.10 applicable to such Acquisition are satisfied; or (b) any other non-hostile Acquisition to which the Required Lenders (or the Administrative Agent on their behalf) shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Lenders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in Section 6.9, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Lenders (or the Administrative Agent on their behalf).

     "Permitted Corporate Jet Acquisition" shall mean the acquisition by the Borrower of a corporate jet on or before December 31, 1998 for an aggregate acquisition price not to exceed $20,000,000.

     "Permitted LMA Agreement" shall mean the Binghamton LMA Agreement, the KHHO LMA Agreement, the Monterey LMA Agreement or the Utica LMA Agreement and any other LMA approved by Administrative Agent with the consent of the Required Lenders.

     "Permitted Liens" shall have the meaning given to such term in Section 8.3.

     "Permitted New Century Equity Investment" shall mean the cash investment by the Borrower or any Subsidiary in New Century in exchange for additional limited partnership or general partnership interests in New Century, including rights to acquire such interests, not to exceed $35,000,000 in the aggregate.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     "Pledge Agreement" shall mean a pledge agreement made by the Borrower and its Subsidiaries that own Capital Stock of indirect Subsidiaries of the Borrower, in favor of the Administrative Agent and dated as of the Note Redemption Closing Date, in substantially the form of Exhibit E, as amended, modified or supplemented from time to time.

     "Pro Forma Balance Sheet" shall have the meaning given to such term in
Section 5.11(b).

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal

Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in Section 5.11(c).

     "Register" shall have the meaning given to such term in Section 11.7(b).

     "Regulations D, G, T, U and X" shall mean Regulations D, G, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     "Reimbursement Obligation" shall have the meaning given to such term in
Section 3.4.

     "Reportable Event" shall mean (i) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code),
(ii) any such "reportable event" subject to advance notice to the PBGC under
Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean the Lenders holding outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, outstanding Loans and Letter of Credit Exposure) representing fifty-one percent or more (51%) of the aggregate at such time of all outstanding Loans and Commitments (or, after the termination of the Revolving Credit Commitments, the aggregate at such time of all outstanding Loans and Letter of Credit Exposure).

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents, including without limitation the FCC Regulations.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Responsible Officer" shall mean, with respect to the Borrower, any co-president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Agreement.

     "Revolver Increase" shall have the meaning assigned to such term in Section 2.19.

     "Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the aggregate of the amounts set forth opposite such Lender's name on its signature page hereto under the captions "Tranche A Revolving Credit Commitment" and "Tranche B Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to
Section 11.7(b) as such Lender's "Revolving Credit Commitment," in either case minus such Lender's pro rata share of the Tranche B Revolving Loan Commitment prior to the availability of the Tranche B Revolving Loans pursuant to the terms hereof, as such amount may be increased or reduced at or prior to such time pursuant to the terms hereof.

     "Revolving Credit Maturity Date" shall mean June 30, 2005.

     "Revolving Credit Termination Date" shall mean the Revolving Credit Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or Section 9.2.

     "Revolving Loans" shall have the meaning given to such term in Section 2.1(c).

     "Security Documents" shall mean the Shared Collateral Pledge Agreement, Pledge Agreement, and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of its Subsidiaries pursuant to Section 6.10 or
Section 6.12 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified or supplemented from time to time.

     "Senior Notes" shall mean the 10.75% Senior Secured Notes due 2003 issued by the Borrower pursuant to the Indenture, dated as of October 1, 1993, between the Borrower and First Bank National Association, as trustee.

     "Shared Collateral Pledge Agreement" shall mean the Pledge Agreement dated as of October 1, 1993, among the Borrower, Ackerley Communications of the Northwest, Inc., Ackerley Communications of Georgia, Inc., Ackerley Communications of Massachusetts, Inc., Adshelters, Incorporated, KVOS TV, Inc., Ackerley Radio of Florida, Inc., and First Trust of California, National Association, as amended.

     "Special Litigation Damages" shall mean any damages arising out of that certain lawsuit pending against the Borrower and awarded on February 29, 1996, as reduced by court order dated August 16, 1996.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower. For purposes of this Agreement, New Century shall not be deemed to be a Subsidiary of the Borrower until the transactions contemplated in connection with the Revolver Increase are consummated or until such time as New Century's senior credit facility is otherwise refinanced and the Borrower, with the consent of the FCC (among other things), completes the Permitted New Century Equity Investment.

     "Subsidiary Pledgor" shall mean any Subsidiary of the Borrower owning Capital Stock of any indirect Subsidiary of the Borrower.

     "Supplementary Fee Letters" shall mean the series of letters from First Union to the Borrower, dated the Closing Date, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Term Loan Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Term Loan Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Lender's "Term Loan Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Term Loan Maturity Date" shall mean June 30, 2005.

     "Term Loans" shall have the meaning given to such term in Section 2.1(a).

     "Term Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-1, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Tranche A Letter of Credit Exposure" shall mean, with respect to any Lender at any time, such Lender's ratable share (based on the proportion that its Tranche A Revolving Credit Commitment bears to the aggregate Tranche A Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time issued under the Tranche A Revolving Credit Commitment and (ii) the aggregate amount of all Tranche A Reimbursement Obligations outstanding at such time.

     "Tranche A Reimbursement Obligations" shall mean all Reimbursement Obligations with respect to Letters of Credit issued under the Tranche A Revolving Credit Commitments.

     "Tranche A Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche A Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Lender's "Tranche A Revolving Credit Commitment."

     "Tranche A Revolving Loans" shall have the meaning given to such term in
Section 2.1(b).

     "Tranche A Revolving Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Tranche B Revolving Credit Commitment" shall mean, with respect to any Lender at any time, the amount set forth opposite such Lender's name on its signature page hereto under the caption "Tranche B Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Lender's "Tranche B Revolving Credit Commitment."

     "Tranche B Revolving Loans" shall have the meaning given to such term in
Section 2.1(c).

     "Tranche B Revolving Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     "Type" shall have the meaning given to such term in Section 2.2(a).

     "Unfunded Pension Liability" shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     "Unutilized Revolving Credit Commitments" shall mean, collectively, the Unutilized Tranche A Revolving Credit Commitment and the Unutilized Tranche B Revolving Credit Commitment.

     "Unutilized Tranche A Revolving Credit Commitment" shall mean, with respect to any Lender at any time, such Lender's Tranche A Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Tranche A Revolving Loans made by such Lender that are outstanding at such time and (ii) such Lender's Tranche A Letter of Credit Exposure at such time.

     "Unutilized Tranche B Revolving Credit Commitment" shall mean, with respect to any Lender at any time, such Lender's Tranche B Revolving Credit Commitment at such time less the aggregate principal amount of all Tranche B Revolving Loans made by such Lender that are outstanding at such time.

     "Utica Credit Agreement" shall mean that certain Credit Agreement, dated as of June 30, 1997, between Utica Television Partners, L.L.C., First Union and Fleet Bank, N.A., as amended, restated, replaced or otherwise modified from time to time.

     "Utica LMA Agreement" shall mean the Time Brokerage Agreement, dated as of June 30, 1997, between Utica Television Partners, L.L.C. and Central NY News, Inc., as amended, restated, supplemented or otherwise modified from time to time.

     "Wholly Owned" shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

     1.2. Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculation of the financial covenants set forth in Article VII, all accounting determinations and computations hereunder shall be made in accordance with GAAP as in effect as of the date of this Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 5.11(a). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Article VII, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

     1.3. Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto. All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender unless specifically provided otherwise or unless the context otherwise requires.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

     2.1. Commitments. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement (including, without limitation, the conditions set forth in Section 4.2 hereof), to make a loan (each, a "Term Loan," and collectively, the "Term Loans") to the Borrower on the Note Redemption Closing Date in a principal amount not to exceed its Term Loan Commitment. No Term Loans shall be made at any time after the Note Redemption Closing Date. To the extent repaid, Term Loans may not be reborrowed.

     (b) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Tranche A Revolving Loan," and collectively, the "Tranche A Revolving Loans") to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not greater than the excess, if any, of its Tranche A Revolving Credit Commitment at such time over its Tranche A Letter of Credit Exposure at such time, provided that no Borrowing of Tranche A Revolving Loans shall be made if, immediately after giving effect thereto, the sum of (x) the aggregate principal amount of Tranche A Revolving Loans outstanding at such time and (y) the aggregate Tranche A Letter of Credit Exposure of all Lenders at such time would exceed the aggregate Tranche A Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Tranche A Revolving Loans. Each Lender's obligation to fund its pro rata share of the Revolver Increase is subject to the conditions set forth in Section 2.19 hereof.

     (c) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a "Tranche B Revolving Loan," and collectively, the "Tranche B Revolving Loans," and collectively with the Tranche A Revolving Loans, the "Revolving Loans"), to the Borrower, from time to time on any Business Day from such time as the Senior Notes are repaid or redeemed in full to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not greater than its Tranche B Revolving Credit Commitment at such time, provided that no Borrowing of Tranche B Revolving Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Tranche B Revolving Loans outstanding at such time would exceed the aggregate Tranche B Revolving Credit Commitments at such time. Subject to and upon the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Tranche B Revolving Loans; provided further, however, that if repayment or redemption of the Senior Notes does not occur on or before December 15, 1998, then the Tranche B Revolving Credit Commitments shall terminate.

     2.2. Borrowings. (a) The Term Loans and Revolving Loans (each a "Class" of
Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a "Type" of Loan), provided that
(i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, (ii) the Loans made on the Closing Date shall be made initially as Base Rate, Tranche A Revolving Loans, and (iii) LIBOR Loans may be made, or Base Rate Loans may be converted into LIBOR Loans, on the date which is three (3) Business Days following the Closing Date (so long as proper notice is given pursuant to Section 2.2(b) or Section 2.11(b)).

     (b) In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans; provided, however, that requests for the Borrowing of the Term Loans and any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given later than the times specified hereinabove. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested date of such Borrowing (the "Borrowing Date"), which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of the Borrowing of Term Loans shall be in the amount of the aggregate Term Loan Commitments;

          (ii) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof (or, in the case of a Borrowing of Revolving Loans, if less, in the amount of the aggregate Unutilized Revolving Credit Commitments), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

          (iii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

          (iv) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date (which shall be the Note Redemption Closing Date, in the case of the Term Loans), each Lender will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such

Lender. To the extent the Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with
Section 2.3(a) and in like funds as received by the Administrative Agent.

     2.3. Disbursements; Funding Reliance; Domicile of Loans. (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's ratable portion, if any, of the relevant Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent in immediately available funds on such Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, (i) in the case of such Lender, at the Federal Funds Rate, and (ii) in the case of the Borrower, at the rate of interest applicable at such time to the Type and Class of Loans comprising such Borrowing, as determined under the provisions of
Section 2.8. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (c) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     2.4. Notes. (a) The Loans made by each Lender shall be evidenced (i) in the case of Term Loans, by a Term Note appropriately completed in substantially the form of Exhibit A-1, and (ii) in the case of Revolving Loans, by a Tranche A Revolving Note appropriately completed in substantially the form of Exhibit A-2, and a Tranche B Revolving Note appropriately completed in substantially the form of Exhibit A-3.

     (b) Each Term Note issued to a Lender with a Term Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Term Loan Commitment (or, in the case of a Term Note issued after the Closing Date, in an amount equal to the unpaid principal amount of such Lender's Term Loan), (v) bear interest in accordance with the provisions of
Section 2.8, as the same may be applicable from time to time to the Term Loan made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof. If the Note Redemption shall not have occurred and the proceeds of the Term Loans shall not have been advanced as of December 15, 1998, then each Term Note shall be deemed canceled and of no force or effect as of such date.

     (c) Each Tranche A Revolving Note issued to a Lender with a Tranche A Revolving Credit Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Tranche A Revolving Credit Commitment, (v) bear interest in accordance with the provisions of
Section 2.8, as the same may be applicable from time to time to the Revolving Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (d) Each Tranche B Revolving Note issued to a Lender with a Tranche B Revolving Credit Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date, (iv) be in a stated principal amount equal to such Lender's Tranche B Revolving Credit Commitment, (v) bear interest in accordance with the provisions of
Section 2.8, as the same may be applicable from time to time to the Revolving Loans made by such Lender, and (vi) be entitled to all of the benefits of this Agreement and the other Credit Documents and subject to the provisions hereof and thereof.

     (e) Each Lender will record on its internal records the amount and Type of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof or on a schedule attached thereto (or any continuation thereof) the outstanding principal amount and Type of the Loans evidenced thereby as of the date of transfer or provide such information on a schedule to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error therein, shall not affect the Borrower's obligations under this Agreement or the Notes.

     2.5. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall be automatically and permanently terminated on December 15, 1998, unless the Term Loans have been made in full on or prior to such date. The Revolving Credit Commitments shall be automatically and permanently terminated on the Revolving Credit Termination Date; provided, however, that the Tranche B Revolving Credit Commitments shall terminate on

December 15, 1998 unless the Borrower has repaid or redeemed the Senior Notes on or prior to such date.

     (b) The Revolving Credit Commitments shall, on each date upon which a prepayment of the Loans is required under any provision of Section 2.6 (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, be automatically and permanently reduced pro rata by the amount, if any, by which the amount of such required prepayment (determined as if an unlimited amount of Term Loans were then outstanding) exceeds the aggregate principal amount of Term Loans then actually outstanding, as more particularly set forth in Section 2.6(i).

     (c) At any time and from time to time after the date hereof, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (which reductions may, if the Borrower elects, be applied pro rata to the Unutilized Tranche A Revolving Credit Commitment and the Unutilized Tranche B Revolving Credit Commitment). The amount of any termination or reduction made under this subsection (c) may not thereafter be reinstated.

     (d) The Revolving Credit Commitments shall be permanently reduced on a quarterly basis (on March 31, June 30, September 30 and December 31 of each year), beginning March 31, 2000, based on the following annual percentages for each of the following years (which percentages shall be applied to the aggregate Revolving Credit Commitments as in effect immediately prior to the first such reduction):

              Year                     Percentage Reduction
              ----                     --------------------
              2000                             10.0%
              2001                             20.0%
              2002                             20.0%
              2003                             20.0%
              2004                             20.0%
              2005                             10.0%

     (e) Each reduction of the Revolving Credit Commitments pursuant to this Section shall be applied ratably between the Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments, and ratably among the Lenders according to their respective Revolving Credit Commitments.

     2.6. Mandatory Payments and Prepayments. (a) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of any Term Loans made hereunder on a quarterly basis (on March 31, June 30, September 30 and December 31, 1999), based on the following annual percentages for each of the following years (which percentages shall be applied to the initial aggregate Term Loan Commitments):

              Year                     Payment Amount
              ----                     --------------
              1999                          10.0%
              2000                          10.0%
              2001                          15.0%
              2002                          15.0%
              2003                          20.0%
              2004                          20.0%
              2005                          10.0%

     (b) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of any Term Loans made hereunder shall be due and payable in full on the Term Loan Maturity Date and
(ii) the aggregate outstanding principal of the Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date.

     (c) In the event that, at any time, the sum of (x) the aggregate principal amount of Tranche A Revolving Loans outstanding at such time and (y) the aggregate Tranche A Letter of Credit Exposure of all Lenders at such time shall exceed the aggregate Tranche A Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Tranche A Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Tranche A Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Tranche A Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Tranche A Letter of Credit Exposure by an equivalent amount.

     (d) In the event that, at any time, the aggregate principal amount of Tranche B Revolving Loans outstanding at such time shall exceed the aggregate Tranche B Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Tranche B Revolving Loans in the amount of such excess.

     (e) Promptly upon (and in any event not later than five (5) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 50% of the Net Cash Proceeds from any Equity Issuance or 100% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

     (f) Not later than sixty (60) days after its receipt of any proceeds of insurance, condemnation award (other than awards respecting any billboards or similar outdoor advertising structures, which awards in the aggregate do not exceed, in any fiscal year, an amount equal to $5,000,000, or over the term hereof, an aggregate amount equal to $12,500,000) or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied or to be applied within one year after the occurrence of such Casualty Event to the repair or replacement of property subject to such Casualty Event) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing, (i) nothing in this subsection shall be deemed to limit or otherwise affect any right of the Administrative Agent herein or in any of the other Credit Documents to receive and hold such proceeds as loss payee and to disburse the same to the Borrower upon the terms hereof or thereof, or any obligation of the Borrower and each of its Subsidiaries herein or in any of the other Credit Documents to remit any such proceeds to the Administrative Agent upon its receipt thereof, and (ii) any and all such proceeds received or held by the Administrative Agent or the Borrower or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair or replacement) shall be applied to prepay the outstanding principal amount of the Loans.

     (g) Promptly upon (and in any event not later than five (5) Business Days after) its receipt thereof, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds from any Asset Disposition and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds. Notwithstanding the foregoing, nothing in this subsection shall be deemed to permit any Asset Disposition not expressly permitted under Section 8.4.

     (h) Concurrently with the delivery of its annual financial statements after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, and in any event not later than ninety (90) days after the last day of each such fiscal year, the Borrower will prepay the outstanding principal amount of the Loans in an amount equal to the percentage of Excess Cash Flow, if any, set forth below as determined with respect to the Leverage Ratio as of the end of such fiscal year, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Excess Cash Flow:

               Leverage Ratio                     Corresponding Percentage
                 >4.0 to 1.0                           50.0%
                 <4.0 to 1.0                            0.0%

     (i) Each prepayment of the Loans made pursuant to subsections (e) through
(h) above shall be applied (i) first, to reduce the outstanding principal amount of any Term Loans made hereunder, with such reduction to be applied to the scheduled principal payments on the Term Loans (as set forth in subsection (a) above) pro rata over the remainder of the term thereof, (ii) second, to the extent of any excess remaining after application as provided in clause (i) above, to reduce the outstanding principal amount of the Revolving Loans on a pro rata basis, with a corresponding reduction to the Revolving Credit Commitments as provided in Section 2.5(c), and (iii) third, to the extent of any excess remaining after application as provided in clauses (i) and (ii) above, to pay any outstanding Reimbursement Obligations, and thereafter to cash collateralize Letter of Credit Exposure pursuant to Section 3.8, and within each Class of Loans shall be applied first to prepay all Base Rate Loans before any LIBOR Loans are prepaid. Each payment or prepayment pursuant to the provisions of this Section shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     (j) Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under
Section 2.18 to be paid as a consequence thereof.

     2.7. Voluntary Prepayments. (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, five (5) Business Days prior to each intended prepayment of LIBOR Loans two (2) Business Days prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than (A) $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof in the case of LIBOR Loans, or (B) $1,000,000 or, if greater an integral multiple of $500,000 in excess thereof in the case of Base Rate Loans, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and
(iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Revolving Loans (but not Term Loans) prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

     (b) Each prepayment of the Term Loans made pursuant to subsection (a) above shall be applied to reduce the outstanding principal amount of the Term Loans, with such reduction to be applied to the scheduled principal payments on the Term Loans (as set forth in Section 2.6(a)) in the inverse order of maturity. Each prepayment of the Loans made pursuant to subsection (a) above shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

     2.8. Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate applicable to the Class of such Loan, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Upon the occurrence and during the continuance of an Event of Default as the result of failure by the Borrower to pay any principal of or interest on any Loan, any fees or other amount hereunder when due (whether at maturity, pursuant to acceleration or otherwise), and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of fees and other amounts, at the Adjusted Base Rate plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

          (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

          (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause
     (iv) in Section 2.10) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months' duration been applicable to such LIBOR

     Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

          (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     2.9. Fees. The Borrower agrees to pay:

     (a) To First Union, for its own account, on the date of its execution of this Agreement, the fees described in paragraphs (i) and (ii) of the Fee Letter, in the amounts set forth therein as due and payable on such date and to the extent not theretofore paid to First Union;

     (b) To the Administrative Agent, for the account of each Lender (other than First Union) on the Closing Date, the fees set forth in the Supplementary Fee Letter;

     (c) To the Administrative Agent, for the account of each Lender with a Tranche A Revolving Credit Commitment, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Revolving Credit Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Tranche A

Revolving Credit Commitment bears to the aggregate Tranche A Revolving Credit Commitments) of the average daily aggregate Tranche A Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Termination Date;

     (d) To the Administrative Agent, for the account of each Lender with a Tranche B Revolving Credit Commitment, a commitment fee for each calendar quarter (or portion thereof) for the period from the Note Redemption Closing Date, if any, to the Revolving Credit Termination Date, at a per annum rate equal to the Applicable Margin Percentage in effect for such fee from time to time during such quarter, on such Lender's ratable share (based on the proportion that its Tranche B Revolving Credit Commitment bears to the aggregate Tranche B Revolving Credit Commitments) of the average daily aggregate Tranche B Unutilized Revolving Credit Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Note Redemption Closing Date, and (ii) on the Revolving Credit Termination Date;

     (e) To the Administrative Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the earlier of the Note Redemption Closing Date (if earlier than December 15, 1998) or December 15, 1998, at a per annum rate equal to 0.250% of the sum of (i) the Tranche B Revolving Credit Commitment and (ii) the aggregate Term Loan Commitments of all of the Lenders;

     (f) To the Administrative Agent, for the account of each Lender with a Tranche A Revolving Credit Commitment, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Margin Percentage in effect from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Lender's ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and
(ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

     (g) To the applicable Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit (provided, however, that, notwithstanding the foregoing, the amount of such quarterly fee with regard to any single Letter of Credit shall not be less than $375.00), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

     (h) To the Issuing Lender, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under subsection
(d) above; and

     (i) To the Administrative Agent, for its own account, the annual administrative fee described in paragraph (iii) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

     2.10. Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing (whether in respect of Term Loans or Revolving Loans) comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

          (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) LIBOR Loans may not be outstanding under more than seven (7) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

          (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) the Borrower may not select any Interest Period that begins prior to the Closing Date or that expires (y) after the Term Loan Maturity Date, with respect to Term Loans that are to be maintained as LIBOR Loans, or (z) after the Revolving Credit Maturity Date, with respect to Revolving Loans that are to be maintained as LIBOR Loans;

          (vi) no Interest Period may be selected with respect to the Loans that would end after a scheduled date for repayment of principal of the Term Loans or reduction of the Revolving Credit Commitment occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date equals or exceeds the principal amount required to be paid on such principal repayment date;

          (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

          (viii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

     2.11. Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period, provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 1:00 p.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     2.12. Method of Payments; Computations. (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender and the Lenders) at its office referred to in Section 11.5, prior to 1:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.10 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, and without limiting the obligation of the Borrower to make such payment in accordance with the terms hereof, such Lender shall repay to the Administrative Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Administrative Agent, at the Federal Funds Rate.

     (d) All computations of interest hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) 360 days with respect to LIBOR Loans and (ii) 365 days with respect to Base Rate Loans, in each case based on the actual number of days (including the first day, but excluding the last day) elapsed. All computations of fees hereunder shall be made on the basis of a year consisting of 360 days.

     2.13. Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower or its representative or successor in interest, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.14. Use of Proceeds. (a) The proceeds of the Term Loans shall be used to redeem the Senior Notes in full.

     (b) The proceeds of the Revolving Loans shall be used (i) to refinance the Borrower's existing senior credit facility, (ii) to finance Capital Expenditures, working capital and general corporate purposes and in accordance with the terms and provisions of this Agreement (including to finance Permitted Acquisitions in accordance with the terms and provisions of this Agreement, including, without limitation, the provisions set forth in Section 6.9 and further including the financing of Permitted New Century Equity Investments and
(iii) with respect to amounts borrowed pursuant to Section 2.19 hereof, to refinance the New Century Credit Facility.

     2.15. Pro Rata Treatment. (a) All fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the initial funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.11, and additionally in all cases in the event the Commitments have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, or otherwise, other than pursuant to Section 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

     2.16. Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental

Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than as a result of any change in the Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, such Lender or its applicable Lending Office, or (iii) impose on such Lender or its applicable Lending Office any other condition, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loans or issuing or participating in Letters of Credit or to reduce the amount of any sum received or receivable by such Lender hereunder (including in respect of Letters of Credit), the Borrower will, promptly upon demand therefor by such Lender, pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect, as a consequence of such Lender's Commitment, Loans or issuance of or participations in Letters of Credit hereunder, of reducing the rate of return on the capital of such Lender or any Person controlling such Lender to a level below that which such Lender or controlling Person could have achieved but for such introduction, change or compliance (taking into account such Lender's or controlling Person's policies with respect to capital adequacy), the Borrower will, promptly upon demand therefor by such Lender therefor, pay to such Lender such additional amounts as will compensate such Lender or controlling Person for such reduction in return.

     (c) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or
(z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender's then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

     (e) Determinations by the Administrative Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Administrative Agent or any Lender at any time to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     2.17. Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Administrative Agent or any Lender by the United States or by the jurisdiction under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable Lending Office is located, or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Administrative Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Administrative Agent or such Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Administrative Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor.

     (c) Each of the Administrative Agent and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of the Borrower or (ii) previously deducted by the Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent or such Lender, as the case may be, shall reimburse the Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of the Borrower under this Section with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or such Lender, as the case may be, the amount paid over to the Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of manifest error, be conclusive and binding.

     (d) If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a "Non-U.S. Lender") and claims exemption from United States withholding tax pursuant to the Internal Revenue Code, such Non-U.S. Lender will deliver to each of the Administrative Agent and the Borrower, on or prior to the Closing Date (or, in the case of a Non-U.S. Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms), and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (x) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Non-U.S. Lender further agrees to deliver to each of the Administrative Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Non-U.S. Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Non-U.S. Lender notifies the Administrative Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Non-U.S. Lender will promptly notify the Administrative Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (e) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Borrower and the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If any of the forms or other documentation required under subsection (d) above are not delivered to the Administrative Agent as therein required, then the Borrower and the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     2.18. Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any

LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in good faith.

     2.19. Optional Increase in Tranche A Revolving Credit Commitment.

     (a) Subject to the conditions set forth below, the Borrower may at any time after the Note Closing Redemption Date but not later than December 15, 1998, upon at least ten (10) days prior written notice to the Administrative Agent and the Lenders, request an increase in the total Tranche A Revolving Credit Commitments by an amount equal to $35,000,000 in connection with a refinancing of the New Century Credit Facility (referred to in this section as the "Revolver Increase"). Such increase shall be subject to the following terms and conditions:

          (i) No Lender shall be deemed to have committed to lend to the Borrower any portion of the Revolver Increase or to increase its Tranche A Revolving Credit Commitment, it being understood that any Revolver Increase shall be funded at the discretion of any Lender and pursuant to paragraphs
     (b) - (d) below.

          (ii) The amount of the Revolver Increase shall be used solely to refinance the New Century Credit Facility.

          (iii) The representations and warranties made by the Borrower and contained in Article V shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date).

          (iv) No Default or Event of Default shall have occurred and be continuing as of the effective date of such increase.

          (v) The Senior Notes shall have been repaid or redeemed in full.

          (vi) New Century shall have become a Subsidiary of the Borrower after, among other things, obtaining the consent of the FCC.

          (vii) First Union's and any other Lender's obligations to consummate any additional loans in respect of the Revolver Increase shall be subject to the conditions set forth in Sections 4.3 and 4.4 hereof.

          (viii) Once consummated, loans made by any Lenders in connection with any Revolver Increase shall be considered for all purposes to be "Tranche A Revolving Loans" hereunder.

     (b) The Revolver Increase may be funded either by one or more financial institutions that are not theretofore Lenders hereunder ("Outside Lenders") and that are designated by the Borrower to become Lenders (such designation to be effective only with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld) or by agreeing with an existing Lender that such Lender's Tranche A Revolving Credit Commitment shall be increased (thus increasing the total Tranche A Revolving Credit Commitment); provided that:

          (i) any such Outside Lender shall meet the criteria set forth in the definition of Eligible Assignee;

          (ii) the Borrower and the Lender or Outside Lender shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Addition and Acknowledgment Agreement substantially in the form of Exhibit I attached hereto;

          (iii) the allocations of Tranche A Revolving Loans among the Lenders shall be deemed to be amended to reflect the revised Tranche A Revolving Credit Commitments of the Lenders, and the Borrower shall pay any amount required to be paid pursuant to Section 2.18 hereof resulting from the reallocation of Tranche A Revolving Credit Loans in connection with the increase in the total Tranche A Revolving Credit Commitments; and

          (iv) the Administrative Agent may request any other documents or information in its reasonable discretion in connection with the consummation of the Revolver Increase.

     (c) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgment Agreement, from and after the effective date specified therein, such existing Lender shall have a Tranche A Revolving Credit Commitment as therein set forth or such other Lender shall become a Lender with a Tranche A Revolving Credit Commitment as therein set forth and all the rights and obligations of a Lender with such a Tranche A Revolving Credit Commitment hereunder.

     (d) Upon its receipt of a properly completed and executed Lender Addition and Acknowledgment Agreement together with any Note or Notes subject to such addition and assumption and the written consent to such addition and assumption, the Administrative Agent shall:

          (i) accept such Lender Addition and Acknowledgment Agreement;

          (ii) record the information contained therein in the Register; and

          (iii) give prompt notice thereof to the Lenders and the Borrower.


                                   ARTICLE III

                                LETTERS OF CREDIT

     3.1. Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, First Union National Bank, as Issuing Lender, will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the seventh day prior to the Revolving Credit Maturity Date and (ii) the Revolving Credit Termination Date, and upon request by the Borrower in accordance with the provisions of Section 3.2, issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by such Issuing Lender, and on the Closing Date Fleet Bank, N.A., as Issuing Lender, shall be deemed to have issued the Outstanding Letters of Credit (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"); provided, however, that no more than ten (10) Letters of Credit may be outstanding at any time. The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit (i) shall have a Stated Amount of less than $20,000 or (ii) shall be issued the Stated Amount upon issuance of which (A) when added to the aggregate Letter of Credit Exposure of the Lenders at such time, would exceed $10,000,000 or (B) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time and (z) the aggregate principal amount of all Revolving Loans then outstanding, would exceed the aggregate Revolving Credit Commitments at such time or (c) when added to the sum of (y) the aggregate Letter of Credit Exposure of all Lenders at such time with respect to the Tranche A Revolving Loans under which such Letter of Credit is issued and
(z) the aggregate principal amount of all Tranche A Revolving Loans then outstanding, would exceed the aggregate Tranche A Revolving Credit Commitments at such time;

     (b) No Letter of Credit shall be issued that by its terms expires later than the seventh day prior to the Revolving Credit Maturity Date or, in any event, more than one (1) year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (c) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender or the Administrative Agent, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Sections 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of subsection (a) above.

     (d) All Letters of Credit shall be issued pursuant to and in connection with the Tranche A Revolving Loans.

     The parties hereto agree that each Outstanding Letter of Credit will be treated as if it had been originally issued under this Agreement, and as of the Closing date each Outstanding Letter of Credit shall be deemed to be a Letter of Credit for all purposes hereunder and under the other Credit Documents. Specifically, and without limitation of the foregoing or the other provisions of this Article, (i) the Stated Amount of each Outstanding Letter of Credit, for so long as the same shall be outstanding, shall be included in calculating (y) the limit set forth in clause (i) of Section 3.1(a) and (z) the aggregate Letter of Credit Exposure, (ii) each Lender hereby absolutely and unconditionally agrees to purchase as of the Closing Date a participation from Fleet Bank, N.A. in each Outstanding Letter of Credit in accordance with Section 3.3 and to pay to Fleet Bank, N.A., as Issuing Lender, in accordance with Section 3.5, such Lender's pro rata share of each payment made by such Issuing Lender under any Outstanding Letter of Credit, together with interest in accordance with Section 3.5, and
(iii) with respect to each Outstanding Letter of Credit, the Issuing Lender shall have the benefit of all rights, agreements, covenants and indemnities of an Issuing Lender set forth in this Agreement and shall comply with all agreements and obligations set forth herein that bind an Issuing Lender, insofar as the same apply to Letters of Credit generally. The Borrower agrees to use its reasonable best efforts to cause the Outstanding Letters of Credit to be replaced by Letters of Credit to be issued by First Union National Bank, as Issuing Lender, as soon as reasonably practicable after the Closing.

     3.2. Notices. Whenever the Borrower desires the issuance of a Letter of Credit (other than any Outstanding Letter of Credit), the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 1:00 p.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a "Letter of Credit Notice") shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Lender.

     3.3. Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in
Section 2.9(g) or (h) shall be payable directly to the Issuing Lender as provided therein, and the Lenders shall have no right to receive any portion thereof. Upon any change in the Revolving Credit Commitments of any of the Lenders pursuant to Section 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new pro rata shares of the assigning Lender and the Assignee.

     3.4. Reimbursement. The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event within one (1) Business Day after its receipt of notice of, such payment (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on or prior to the next Business Day following the date of the Borrower's receipt of notice of such payment), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 1:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section.

     3.5. Payment by Revolving Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to
Section 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Lender, of such failure. If the Administrative Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day, each Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 11:00 a.m., Charlotte time, on any Business Day, each such Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's pro rata share of any such payment. Each such payment by a Lender under this Section of its pro rata share of an amount paid by the Issuing Lender shall constitute a Tranche A Revolving Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

     3.6. Payment to Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Lenders pursuant to Section 3.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Lender's ratable share (based on the proportionate amount funded by such Lender to the aggregate amount funded by all Lenders) of such Reimbursement Obligation.

     3.7. Obligations Absolute. The Reimbursement Obligations of the Borrower, and the obligations of the Lenders under Section 3.5 to make payments to the Administrative Agent, for the account of the Issuing Lender, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g) The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender's gross negligence or willful misconduct, (i) the Issuing Lender's acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     3.8. Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.6(c) or (d), or to the extent any amount of a required prepayment under any of Sections 2.6(e) through 2.6(h) remains after prepayment of all outstanding Loans and Reimbursement Obligations and termination of the Commitments, as contemplated by
Section 2.6(i), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account"). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower's Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide cash collateral pursuant to Section 2.6(c) or (d), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the sum of (y) the aggregate principal amount of all Revolving Loans outstanding at such time and
(z) the aggregate Letter of Credit Exposure of all Lenders at such time would not exceed the aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

     3.9. Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.


                                   ARTICLE IV

                             CONDITIONS OF BORROWING

     4.1. Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified), in sufficient copies for each Lender:

          (i) A Term Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Term Loan Commitment; a Tranche A Revolving Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's Tranche A Revolving Credit Commitment; and a Tranche B Revolving Note for each Lender that is a party hereto as of the Closing Date, in the amount of such Lender's

     Tranche B Revolving Credit Commitment, in each case duly completed in accordance with the relevant provisions of Section 2.4 and executed by the Borrower;

          (ii) the favorable opinions of (A) Graham & Dunn PC, special counsel to the Borrower, in substantially the form of Exhibit G-1, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P., FCC counsel to the Borrower, in substantially the form of Exhibit G-2, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Borrower contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 1996, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section and in Section 4.2 have been satisfied or waived as required hereunder.

     (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation and all amendments thereto of the Borrower or such Subsidiary, as the case may be, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) in the case of the Borrower, that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) in the case of the Borrower, that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each of the Borrower and its Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of each of the Borrower and its Subsidiaries to conduct business as a foreign corporation in each jurisdiction in which such Person engages in the business of either (A) broadcasting or outdoor advertising or (B) airport advertising (but, in the case of this clause (B) only to the extent that any such jurisdiction is one in which one of such Person's top ten locations for such business (ranked by revenue) is located), from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (e) All legal matters, documentation, and corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

     (f) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower or any of its Subsidiaries as debtor, from each jurisdiction in which such Person engages in the business of either (A) broadcasting or outdoor advertising or (B) airport advertising (but, in the case of this clause (B) only to the extent that any such jurisdiction is one in which one of such Person's top ten location for such business (ranked by revenue) is located), and the results thereof shall be satisfactory to the Administrative Agent.

     (g) Since December 31, 1996, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

     (h) The Borrower shall have paid (i) to First Union, the unpaid balance of the fees described in paragraphs (i) and (ii) of the Fee Letter, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in paragraph (iii) of the Fee Letter, (iii) to the Administrative Agent, for the benefit of certain Lenders, the fees set forth in the Supplementary Fee Letters and (iv) all other fees and expenses of the Administrative Agent, First Union Capital Markets Corporation and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby.

     (i) The Administrative Agent shall have received a Financial Condition Certificate substantially in the form of Exhibit H, together with the Pro Forma Balance Sheet and the Projections as described in Sections 5.11(b) and 5.11(c), all of which shall be in form and substance satisfactory to the Administrative Agent.

     (j) The Administrative Agent shall have received a Covenant Compliance Worksheet substantially in the form of Attachment A to Exhibit C, duly completed and certified by the chief financial officer of the Borrower and in form and substance satisfactory to the Administrative Agent, demonstrating the Borrower's compliance with the financial covenants set forth in Sections 7.1 through 7.3, determined on a pro forma basis as of December 31, 1997 after giving effect to the making of the initial Loans hereunder and the consummation of the transactions contemplated hereby.

     (k) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section
6.6 relating to the maintenance of insurance have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on Schedule 5.17 and naming the Administrative Agent as loss payee or additional insured, as its interests may appear.

     (l) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (m) The Shared Collateral Pledge Agreement shall be in full force and effect and the Administrative Agent and the Lenders shall have been granted a valid and fully perfected security interest in the collateral described therein, pursuant to the terms thereof.

     (n) The Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     4.2. Conditions of Term Loans and Tranche B Revolving Loans. The obligation of each Lender to make Term Loans and Tranche B Revolving Loans in connection with a Borrowing on or after the Note Redemption Closing Date is subject to the satisfaction of the following additional conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Note Redemption Closing Date and, except for any certificates or instruments required to be delivered under the Pledge Agreement, in sufficient copies for each Lender:

          (i) The Pledge Agreement duly executed by Borrower;

          (ii) the favorable opinions of (A) Graham & Dunn PC, special counsel to the Borrower, in substantially the form of Exhibit G-3, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P., FCC counsel to the Borrower, in substantially the form of Exhibit G-4, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower and each Subsidiary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying (i) that subsequent to the delivery of the certificate with respect to such entity required by Section 4.1(c), there has been no amendment to the articles or certificate of incorporation or bylaws of such entity, and (ii) in the case of the Borrower and each Subsidiary Pledgor, that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Pledge Agreement and as to the incumbency and genuineness of the signature of each officer of the Borrower or the Subsidiary Pledgor, as applicable, executing such documents, and attaching copies of the documents described above.

     (c) The Administrative Agent shall have received a certificate as of a recent date of the good standing of the Borrower and each Subsidiary under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (d) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Borrower or any of its Subsidiaries as debtor in any of the jurisdictions in which such entity conducts its business (which jurisdictions are listed on Annex A to the Pledge Agreement), and the results thereof shall be satisfactory to the Administrative Agent.

     (e) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed and executed UCC-1 financing statements) in each jurisdiction listed on Annex A to the Pledge Agreement necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for completion thereof shall have been made.

     (f) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the Senior Notes have been tendered by the holders thereof for redemption and cancellation.

     (g) The conditions set forth in Section 4.4 shall have been satisfied.

     4.3. Conditions of Revolver Increase

     The obligation of each Lender (including any lender that was not a Lender prior to the execution and delivery of a Lender Addition and Acknowledgment Agreement) to make Revolving Loans in connection with a Borrowing in respect of the Revolver Increase is subject to the satisfaction of the following additional conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the effective date of the Revolver Increase and, except for any certificates or instruments required to be delivered under the Pledge Agreement, in sufficient copies for each Lender:

          (i) An amended and restated Tranche A Revolving Note for each Lender participating in the Revolver Increase, in the amount of such Lender's revised Tranche A Revolving Credit Commitment (after giving effect to such Lender's pro rata share of the Revolver Increase) and a new Tranche A Revolving Note for any lender who becomes a Lender hereunder pursuant to a Lender Addition and Acknowledgment Agreement, in the amount of such Lender's Tranche A Revolving Credit Commitment, each duly executed by the Borrower; and

          (ii) the favorable opinions of (A) Graham & Dunn, PC, special counsel to the Borrower, in substantially the form of Exhibit G-5, and (B) Rubin, Winston, Diercks, Harris & Cooke, L.L.P., FCC counsel to the Borrower, in substantially the form of Exhibit G-6, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as the Administrative Agent or any Lender may reasonably request.

     (b) If applicable, the Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the general partner of New Century, in form and substance satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the certificate of limited partnership and all amendments thereto of New Century, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, and (ii) that attached thereto is a true and complete copy of the limited partnership agreement of New Century, as then in effect.

     (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower and each Subsidiary of the Borrower, in form and substance satisfactory to the Administrative Agent, certifying that subsequent to the delivery of the certificate with respect to such entity required by Section 4.1(c), there has been no amendment to the articles or certificate of incorporation or bylaws of such entity.

     (d) If applicable, the Administrative Agent shall have received a certificate as of a recent date of the good standing of the Borrower and each Subsidiary under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (e) If applicable, the Administrative Agent shall have received a certificate as of a recent date of the good standing of New Century under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (f) If applicable, the Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names New Century as debtor in any of the jurisdictions in which New Century operates its business, and the results thereof shall be satisfactory to the Administrative Agent.

     (g) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed and executed UCC-1 financing statements, if applicable) as necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for completion thereof shall have been made.

     (h) Each of the conditions set forth in Section 4.4 shall have been satisfied.

     (i) The Pledge Agreement shall be in full force and effect.

     4.4. Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans, and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 3.2, as applicable;

     (b) Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

     Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     5.1. Corporate Organization and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     5.2. Authorization; Enforceability. Each of the Borrower and its Subsidiaries has taken, or on the Closing Date will have taken, all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Borrower and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing.

     5.3. No Violation. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     5.4. Governmental and Third-Party Authorization; Permits and Licenses. (a) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Borrower and its Subsidiaries of this Agreement or any of the other Credit Documents to which it is or will be a party (or any of the transactions contemplated hereby) or the legality, validity or enforceability hereof or thereof, other than (i) any filings of Uniform Commercial Code financing statements, if applicable, and other instruments and actions necessary to perfect the Liens created by the Security Documents, and (ii) consents and filings the failure to obtain or make which would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties (including without limitation all FCC Licenses), except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     (c) Schedule 5.4 attached hereto accurately and completely lists all material FCC Licenses granted or assigned to the Borrower or any Subsidiary, including those under which the Borrower and its Subsidiaries have the right to operate its respective broadcast stations ("Broadcast Stations") covered thereby (and includes, with respect to each such license, the city of license and the call letters, frequency and expiration date thereof). The FCC Licenses listed on such schedule with respect to any Broadcast Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such station and the conduct of the business of the Borrower and its Subsidiaries with respect to such station, as now conducted or proposed to be conducted. The FCC Licenses listed in such schedule are on the date hereof validly issued and in full force and effect. The Borrower and its Subsidiaries will have fulfilled and performed all of their obligations with respect thereto

(including without limitation the filing of all registrations, applications, reports, and other documents as required by the FCC), except where the failure to perform such obligations would not reasonably be expected to have a Material Adverse Effect, and have paid all fees and other amounts required to be paid under the Communications Act or the FCC Regulations and have full power and authority to operate thereunder, except for those the failure to pay which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No event has occurred that would be reasonably likely to result in the revocation, termination or material adverse modification of any FCC License or affect materially adversely any rights of the Borrower or any Subsidiary thereunder, and neither the Borrower nor any Subsidiary has any reason to believe that any FCC License will not be renewed in the ordinary course of business.

     5.5. Litigation. Except as set forth on Schedule 5.5, there are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

     5.6. Taxes. Each of the Borrower and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any of its Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of the Borrower or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

     5.7. Subsidiaries. Schedule 5.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on Schedule 5.7, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable. The Borrower is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens other than the Liens created pursuant to the Shared Collateral Pledge Agreement and the Pledge Agreement.

     5.8. Full Disclosure. All factual information heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrower or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

     5.9. Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations G, T, U or X or any provision of the Exchange Act.

     5.10. No Material Adverse Change. There has been no Material Adverse Change since the date of the most recent consolidated financial statements of the Borrower delivered to the Lenders, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, except as disclosed in any reports filed with the Securities and Exchange Commission.

     5.11. Financial Matters. (a) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1996, 1995, and 1994, and the related statements of income and cash flows for the fiscal years ended December 31, 1996, 1995 and 1994, together with the opinion of Ernst & Young thereon, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1997, and the related statements of income and cash flows for the nine-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

     (b) The unaudited pro forma balance sheet of the Borrower as of September 30, 1997, a copy of which has heretofore been delivered to the Administrative Agent, gives pro forma effect to the consummation of the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

     (c) The Borrower has prepared, and has heretofore furnished to the Administrative Agent a copy of, annual projected balance sheets and statements of income and cash flows of the Borrower for the eight year period beginning with the year ended December 31, 1997, giving effect to the initial extensions of credit made under this Agreement, and the payment of transaction fees and expenses related to the foregoing (the "Projections"). In the opinion of management of the Borrower, the assumptions used in the preparation of the Projections were fair, complete and reasonable when made and continue to be fair, complete and reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower, are complete and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

     (d) Each of the Borrower and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair salable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured), and
(iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     5.12. Properties; Assets. (a) Each of the Borrower and its Subsidiaries (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

     (b) All of the properties, equipment and systems of the Borrower and the Subsidiaries are in good repair, working order and condition (ordinary wear and tear excepted) and are and will be in compliance with all applicable standards, rules or requirements imposed by (i) any Governmental Authority (including, without limitation, the FCC); (ii) any FCC License; and (iii) any agreements with any radio or television networks including without limitation the

Network Affiliation Agreements, the failure with which to comply would reasonably be expected to have a Material Adverse Effect.

     5.13. ERISA. Each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability, and neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Multiemployer Plan.

     5.14. Environmental Matters. (a) No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or is presently the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems; and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Borrower and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations; all such licenses and permits are being maintained in good standing; and each of the Borrower and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

     5.15. Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     5.16. Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.17. Insurance. Schedule 5.17 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by the Borrower and its Subsidiaries as of the Closing Date, indicating in each case the insurer, policy number, expiration, amount and type of coverage and deductibles. The assets, properties and business of the Borrower and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     5.18. Material Contracts. Schedule 5.18 lists, as of the Closing Date, each "material contract" (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Borrower or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, "Material Contracts"). As of the Closing Date, except as could not reasonably be expected to have a Material Adverse Effect, (i) each Material Contract is in full force and effect, and (ii) neither the Borrower nor any of its Subsidiaries (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

     5.19. Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter, and including without limitation the Shared Collateral Pledge Agreement) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each of the Borrower and its Subsidiaries that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) if applicable, the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, and (iii) the possession by the Administrative Agent (or in the case of the Shared Collateral Pledge Agreement, the trustee thereunder) of any certificates evidencing the securities pledged thereby, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the Borrower or such Subsidiary, as applicable, in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

     5.20. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to the Borrower or any of its Subsidiaries.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     6.1. Financial Statements. The Borrower will deliver to each Lender:

     (a) As soon as available and in any event within fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1998, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, unaudited consolidated statements of cash flows for the Borrower and its Subsidiaries and unaudited consolidated and consolidating statements of income for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated (or consolidating) figures as of the end of and for the corresponding period in the preceding fiscal year, together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

     (b) As soon as available and in any event within ninety-five (95) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1997, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Lenders, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination.

     6.2. Other Business and Financial Information. The Borrower will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in Section 6.1, a Compliance Certificate in the form of Exhibit C with respect to the period covered by the financial statements then being delivered, executed by a Financial Officer of the Borrower, together with a Covenant Compliance Worksheet in the form of Attachment A to Exhibit C reflecting the computation of the financial covenants set forth in Sections 7.1 through 7.3 as of the last day of the period covered by such financial statements;

     (b) Concurrently with each delivery of the financial statements described in Section 6.1(b), and in any event not later than ninety (90) days after the last day of each fiscal year, beginning with the fiscal year ending December 31, 1999, a certificate executed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of Excess Cash Flow for such fiscal year;

     (c) As soon as available and in any event within sixty (60) days prior to the end of each fiscal year, beginning with the fiscal year ending December 31, 1998, a consolidated operating budget for the Borrower and its Subsidiaries for the succeeding fiscal year (prepared on a quarterly basis), consisting of a consolidated statement of income, together with a certificate of a Financial Officer of the Borrower to the effect that such budgets have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (d) Promptly upon receipt thereof, copies of any "management letter" submitted to the Borrower or any of its Subsidiaries by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from the Borrower or any such Subsidiary in respect thereof;

     (e) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

     (f) Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Borrower obtaining knowledge thereof, written notice of any of the following:

          (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

          (ii) the receipt by the Borrower or any Subsidiary from the FCC or any other Governmental Authority or filing or receipt thereof by the Borrower or any Subsidiary, (a) a copy of any order or notice of the FCC or any other Governmental Authority or any court of competent jurisdiction which designates any material license, permit, or authorization ("Authorization") of the Borrower or any Subsidiary, or any application therefor, for a hearing, or which refuses renewal or extension of, or revokes, materially modifies, terminates or suspends any Authorization now or hereafter held by the Borrower or any Subsidiary which is required to construct or operate any broadcast station or its other businesses in compliance with all applicable laws and regulations, (b) a copy of any competing application filed with respect to any Authorization of the Borrower or any Subsidiary, or any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to the Borrower or any

     Subsidiary which is available to the Borrower or any Subsidiary and (c) a copy of any notice or application by the Borrower or any Subsidiary requesting authority to or notifying the FCC of its intent to cease broadcasting on any broadcast station for any period in excess of 10 days.

          (iii) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

          (iv) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Borrower or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Borrower or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect;

          (v) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto; and

     (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.3. Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its corporate existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business (including the FCC Licenses), except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     6.4. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties (including, without limitation, the Communications Act and the FCC Regulations), except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     6.5. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

     6.6. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under any Security Document.

     6.7. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.8. Interest Rate Protection. Within ninety (90) days after the Note Redemption Closing Date, the Borrower shall have entered into or obtained, and the Borrower will thereafter maintain in full force and effect, Hedge Agreements in form and substance reasonably satisfactory to the Administrative Agent the effect of which shall be to fix or limit interest rates payable by the Borrower as to at least thirty percent (30%) of Total Funded Debt of the Borrower and its Subsidiaries for a period of not less than three (3) years after such date. The Borrower will deliver to the Administrative Agent, promptly upon receipt thereof, copies of such Hedge Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Administrative Agent to evidence its compliance with the provisions of this Section.

     6.9. Permitted Acquisitions. (a) Subject to the provisions of subsection
(b) below and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time on or after the Closing Date effect Permitted Acquisitions, provided that, with respect to each Permitted Acquisition:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

          (ii) In the event the Leverage Ratio would be greater than 4.0 to 1.0 after giving effect to such Acquisition, the Acquisition Amount payable in cash with respect thereto, together with the aggregate of the Acquisition Amounts payable in cash for all other Permitted Acquisitions (excluding any Acquisition of additional equity interests in New Century) consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $50,000,000;

          (iii) In the event the Leverage Ratio would be less than or equal to
     4.0 to 1.0 after giving effect to such Acquisition, the Acquisition Amount payable in cash with respect thereto, together with the aggregate of the Acquisition Amounts payable in cash for all other Permitted Acquisitions (excluding any Acquisition of additional equity interests in New Century) consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $75,000,000; and

          (iv) the Acquisition Amount with respect thereto (regardless of the form of consideration) together with the aggregate of the Acquisition Amounts (regardless of the form of consideration) for all other Permitted Acquisitions (excluding any Acquisition of additional equity interests in New Century) consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, shall not exceed $100,000,000.

     (b) Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent and each Lender the following, if such Acquisition (together with any related transaction or series of related transactions) involves an Acquisition Amount of $10,000,000 or more:

          (i) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target");

          (ii) historical financial statements of the Target (or, if there are two or more Targets that are the subject of such Permitted Acquisition and that are part of the same consolidated group, consolidated historical financial statements for all such Targets) for the most recent fiscal year available and, if available, for any interim periods since the most recent fiscal year-end; and

          (iii) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Financial Officer of the Borrower setting forth the Acquisition Amount and further to the effect that, to the best of such individual's knowledge, (x) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section, and after giving effect to such Permitted Acquisition and any Borrowings made in connection therewith, the Borrower will be in compliance with the financial covenants contained in Sections 7.1 through 7.3, such compliance determined with regard to calculations made on a pro forma basis in accordance with GAAP as if each Target had been consolidated with the Borrower for those periods applicable to such covenants (such calculations to be attached to the certificate), (y) the Borrower believes in good faith that it will continue to comply with such financial covenants for a period of one year following the date of the consummation of such Permitted Acquisition, and (z) after giving effect to such Permitted Acquisition and any Borrowings in connection therewith, the Borrower believes in good faith that it will have sufficient availability under the Revolving Credit Commitments to meet its ongoing working capital requirements.

     (c) As soon as reasonably practicable after the consummation of any Permitted Acquisition, the Borrower will deliver to the Administrative Agent and each Lender a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

     (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that (except as shall have been approved in writing by the Required Lenders) all conditions thereto set forth in this Section and in any description furnished under clause (i) of subsection (b) above have been satisfied, that the same is permitted in accordance with the terms of this Agreement, and that the matters certified to by the Financial Officer of the Borrower in the certificate referred to in clause (iii) of subsection (b) above are, to the best of such individual's knowledge, true and correct in all material respects as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty as of the date thereof for all purposes hereunder, including, without limitation, for purposes of Sections 4.2 and 9.1.

     6.10. Creation or Acquisition of Subsidiaries. Subject to the provisions of
Section 8.5, the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries, provided that:

     (a) Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by the Borrower, the Borrower will execute and deliver to the Administrative Agent an amendment or supplement to the Shared Collateral Pledge Agreement or the Pledge Agreement, as applicable, pursuant to which all of the Capital Stock of such new Subsidiary owned by the Borrower shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and from and after the Note Redemption Closing Date concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary (the "Parent Subsidiary"), the Parent Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which all of the Capital Stock of such new Subsidiary owned by such Parent Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank; and

     (b) As promptly as reasonably possible, the Borrower will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in the Collateral being pledged pursuant to the documents described above.

     6.11. Year 2000. The Borrower shall take all action necessary to assure that the Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide the Administrative Agent assurances reasonably acceptable to the Administrative Agent of the Borrower's Year 2000 capacity.

     6.12. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     7.1. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be greater than the ratio set forth below opposite such period:

                    Date                              Maximum Leverage Ratio
                    ----                              ----------------------

     December 31, 1997 through June 30, 1999              5.00 : 1.00

     July 1, 1999 through December 31, 1999               4.75 : 1.00

     January 1, 2000 through December 31, 2000            4.50 : 1.00

     January 1, 2001 through December 31, 2001            4.00 : 1.00

     Thereafter                                           3.50 : 1.00

     7.2. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below to be less than the ratio set forth below opposite such period:

                     Date                        Minimum Interest Coverage Ratio
                     ----                        -------------------------------

     December 31, 1997 through
       December 30, 1998                                 2.00 : 1.00

     Thereafter                                          2.50 : 1.00

     7.3. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1997, to be less than 1.05 to 1.00.

     7.4. Capital Lease Obligations. The Borrower will not, and will not permit or cause its Subsidiaries to, incur any Capital Lease Obligations if, after giving effect to such Capital Lease Obligations the aggregate amount of all Capital Lease Obligations then outstanding at such time would exceed $15,000,000 (exclusive of Capital Lease Obligations in respect of any Permitted Corporate Jet Acquisition).

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all other amounts then due and owing hereunder:

     8.1. Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

          (i) the Borrower may merge or consolidate with another Person so long as (x) the Borrower is the surviving entity, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

          (ii) any Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Borrower or a Subsidiary, (y) unless such other Person is a Wholly Owned Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of Sections 6.9 and 6.10 shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.2. Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

          (i) Indebtedness incurred under this Agreement, the Notes and the other Credit Documents;

          (ii) Indebtedness existing on the Closing Date and described in
     Schedule 8.2;

          (iii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

          (iv) loans and advances by the Borrower or any Subsidiary to any other Subsidiary or by any Subsidiary to the Borrower, provided that any such loan or advance is subordinated in right and time of payment to the Obligations;

          (v) Indebtedness of the Borrower under Hedge Agreements required pursuant to, and entered into in accordance with, Section 6.8;

          (vi) unsecured Indebtedness of the Borrower that is expressly subordinated and made junior in right and time of payment to the Obligations and that is evidenced by one or more written agreements or instruments having terms, conditions and provisions (including, without limitation, provisions relating to principal amount, maturity, covenants, defaults, interest, and subordination) satisfactory in form and substance to the Required Lenders in their sole discretion and which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature by its terms no earlier than the second anniversary of the Term Loan Maturity Date, (b) shall not require any scheduled payment of principal prior to the first anniversary of the Term Loan Maturity Date, (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained herein, and (d) shall bear interest at an overall rate not exceeding 12.5% per annum and, to the extent payable only in cash, at a rate not exceeding 10.5% per annum (the Indebtedness described hereinabove, "Subordinated Indebtedness"); provided that, as further conditions to the issuance of any Subordinated Indebtedness, (1) immediately after giving effect to the issuance of such Subordinated Indebtedness, no Default or Event of Default shall exist, (2) all agreements and instruments evidencing or governing such Subordinated Indebtedness shall have been approved in writing by the Required Lenders (or the Administrative Agent on their behalf), and (3) prior to or concurrently with the issuance of such Subordinated Indebtedness, the Borrower shall have delivered to each Lender a certificate, signed by a Financial Officer of the Borrower, satisfactory in form and substance to the Required Lenders and to the effect that, after giving effect to the incurrence of such Subordinated Indebtedness, the Borrower is in compliance with the financial covenants set forth in Sections 7.1 through 7.3, such compliance being determined with regard to calculations made on a pro forma basis in accordance with GAAP as of the last day of the fiscal quarter then most recently ended and as if such Subordinated Indebtedness had been incurred on the first day of the period applicable to such covenants (such calculations to be attached to such certificate); and provided further that the Net Cash Proceeds from the issuance of such Subordinated Indebtedness shall be applied to prepay the Loans in accordance with, and to the extent required under, the provisions of Section 2.6(e); notwithstanding the foregoing limitations, the Borrower may suffer to exist the Existing Subordinated Indebtedness subject to the terms of Section 8.9;

          (vii) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business (but excluding Indebtedness in respect of Capital Lease Obligations, which are subject to Section 7.4), and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause
     (vii)), which Indebtedness shall not exceed $5,000,000 in aggregate principal amount outstanding at any time;

          (viii) Capital Lease Obligations permitted under Section 7.4;

          (ix) Indebtedness in respect of performance bonds the outstanding amount of which may not exceed $20,000,000 in the aggregate at any time;

          (x) Contingent Obligations not to exceed $25,000,000 in the aggregate at any time (in addition to Indebtedness in respect of performance bonds as described in clause (ix) above;

          (xi) Indebtedness in respect of the Senior Notes (but no refinancings or replacements thereof); and

          (xii) other unsecured Indebtedness not exceeding $5,000,000 in aggregate principal amount outstanding at any time.

     8.3. Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, "Permitted Liens"):

          (i) Liens created under the Security Documents;

          (ii) Liens in existence on the Closing Date and set forth on Schedule 8.3;

          (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than sixty (60) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(k)) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (vi) Liens securing the purchase money Indebtedness permitted under clause (vii) of Section 8.2, provided that any such Lien (a) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (b) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (c) shall not encumber any other property of the Borrower or any of its Subsidiaries;

          (vii) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

          (viii) Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

          (ix) Liens on Borrower Margin Stock, to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock);

          (x) with respect to any real property occupied by the Borrower or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes; and

          (xi) Liens attributable to Capital Leases permitted under Section 7.4 hereof.

     8.4. Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

          (i) sales of inventory and licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

          (ii) the sale or exchange of used or obsolete equipment to the extent
     (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, replacement equipment or (z) such equipment is no longer necessary for the operations of the Borrower or its applicable Subsidiary in the ordinary course of business;

          (iii) the sale or other disposition by the Borrower and its Subsidiaries of any Borrower Margin Stock to the extent the fair market value thereof exceeds 25% of the fair market value of the assets of the Borrower and its Subsidiaries (including Borrower Margin Stock), provided that fair value is received in exchange therefor;

          (iv) the sale, lease or other disposition of assets by a Subsidiary of the Borrower to the Borrower or to a Subsidiary if, immediately after giving effect thereto, no Default or Event of Default would exist; and

          (v) the sale or disposition of assets outside the ordinary course of business for fair value and for cash, provided that (w) the Net Cash Proceeds from such sales or dispositions, when aggregated with the Net Cash Proceeds from all other sales and dispositions not otherwise specifically permitted under this Section that are consummated during the same fiscal quarter or the period of three consecutive fiscal quarters immediately prior thereto, do not exceed $500,000 in the aggregate for the Borrower and its Subsidiaries during any fiscal year, (x) such Net Cash Proceeds are delivered to the Administrative Agent promptly after receipt thereof for application in prepayment of the Loans in accordance with the provisions of
     Section 2.6(i), (y) in no event shall the Borrower or any of its Subsidiaries sell or otherwise dispose of any of the Capital Stock of any Subsidiary, and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     8.5. Investments; LMA's. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i) Cash Equivalents;

          (ii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property and other assets, in each case in the ordinary course of business,

          (iii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

          (iv) without duplication, Investments consisting of intercompany Indebtedness permitted under clause (iv) of Section 8.2;

          (v) Investments existing on the Closing Date and described in Schedule 8.5;

          (vi) Investments of the Borrower under Hedge Agreements required pursuant to, and entered into in accordance with, Section 6.8;

          (vii) Investments consisting of the making of capital contributions or the purchase of Capital Stock (a) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary that is (or immediately after giving effect to such Investment will be) a Subsidiary, provided that the Borrower complies with the provisions of Section 6.10, and (b) by any Subsidiary in the Borrower;

          (viii) Permitted New Century Equity Investments; and

          (ix) Permitted Acquisitions.

     (b) Neither the Borrower nor any of its Subsidiaries will enter into any LMA or incur any LMA Obligations (except for LMA's pursuant to Permitted LMA Agreements and except for any other LMA's involving aggregate consideration, other payments or the incurrence or assumption of liabilities not to exceed $25,000,000 at any time) without, in either case, the prior written approval of the Required Lenders (which approval shall not be unreasonably withheld).

     8.6. Restricted Payments. (a) The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

          (i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

          (ii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary of the Borrower, to the extent not prohibited under applicable Requirements of Law; and

          (iii) the Borrower may declare and make cash dividend payments in respect of its Capital Stock in any fiscal year in an aggregate amount not to exceed 25% of the Borrower's Excess Cash Flow for the immediately preceding fiscal year; provided, however, that notwithstanding the foregoing the Borrower may declare and make cash dividend payments totaling not more than $1,500,000 per calendar year as long as no Event of Default exists as of the time of payment or would result therefrom.

     (b) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes unless such payment or prepayment is made in an amount equal to no more than 110.0% of the principal amount thereof.

     (c) The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment of principal on any Senior Notes, or directly or indirectly make any redemption (including pursuant to any change in control provision), retirement, defeasance or other acquisition for value of any Senior Notes, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided, however, that on or before December 15, 1998 the Borrower may make a Borrowing of Term Loans to redeem in full the Senior Notes subject to the conditions set forth in Article IV hereof.

     8.7. Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

          (i) transactions described on Schedule 8.7 or otherwise expressly permitted under this Agreement; and

          (ii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

     8.8. Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

     8.9. Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) amend, modify or waive, or permit the amendment, modification or waiver of any provision of any agreement or instrument evidencing or governing any Senior Notes, or (ii) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Subordinated Indebtedness (including the Existing Subordinated Indebtedness), the effect of which would be to (a) increase the principal amount due thereunder, (b) shorten or accelerate the time of payment of any amount due thereunder, (c) increase the applicable interest rate or amount of any fees or costs due thereunder, (d) amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (e) make any covenant therein more restrictive or add any new covenant, or (f) otherwise materially and adversely affect the Lenders, or breach or otherwise violate any of the subordination provisions applicable thereto, including, without limitation, restrictions against payment of principal and interest thereon, (iii) amend, modify or change any provision of its articles or certificate of incorporation or bylaws, or the terms of any class or series of its Capital Stock, other than in a manner that could not reasonably be expected to adversely affect the Lenders, or (iv) amend, modify or change any provision of any Permitted LMA Agreement other than in a manner that could not reasonably be expected to adversely affect the Lenders.

     8.10. Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

     8.11. No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in (i) this Agreement and the Security Documents, (ii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), and (iii) operating leases of real or personal property entered into by the Borrower or any of its Subsidiaries as lessee in the ordinary course of business.

     8.12. Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     8.13. Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of any Loan, any Reimbursement Obligation, any fee or any other Obligation when due or any interest in respect of any Loan within three (3) days after the date on which such interest is due;

     (b) The Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.1, 6.2, 6.3(i), 6.8, 6.9, 6.10 or in Article VII or Article VIII;

     (c) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure (i) is deemed by the terms of the relevant Credit Document to constitute an Event of Default and (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

     (d) There shall occur a "Default" under the Monterey Credit Agreement or the Utica Credit Agreement.

     (e) Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

     (f) The Borrower or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) any principal of or interest on any Funded Debt (other than the Funded Debt incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000 or other Indebtedness having an aggregate principal amount of at least $2,000,000, or
(ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Funded Debt or Indebtedness, as applicable, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (g) The Borrower or any of its Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (i) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $5,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder;

     (j) Any Security Document to which the Borrower or any of its Subsidiaries is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender; or the Borrower or any such Subsidiary shall assert any of the foregoing;

     (k) Any ERISA Event shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, the Borrower and its ERISA Affiliates would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $1,000,000;

     (l) The Borrower or any Subsidiary (a "Credit Party") shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer an amendment to any license at any time held by it, the loss, termination, suspension or revocation of which could have a Material Adverse Effect; any Governmental Authority shall conduct a hearing on the renewal of any license (with respect to basic qualification issues) held by a Credit Party, and there shall have been designated against the Credit Party an issue as to whether such Credit Party possesses the minimum qualifications required to hold a broadcast license and the Required Lenders reasonably believe that the result thereof is likely to be the termination, revocation, suspension or material adverse amendment of such license (it being understood that the filing of a petition to deny the renewal of any FCC License shall not be sufficient to invoke the Lenders' rights pursuant to this paragraph); or any Governmental Authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any license held by any Credit Party, and the result thereof, in the reasonable opinion of the Required Lenders, is likely to be the termination, suspension, revocation or material adverse amendment of such license that would have a Material Adverse Effect;

     (m) Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Borrower and its Subsidiaries would be reasonably likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect;

     (n) The failure of the Ackerley Family to own, of record and beneficially, with full power to vote, at least 51% of the voting stock of the Borrower. As used herein, "Ackerley Family" means (i) Barry A. Ackerley and the spouse and lineal descendants of Barry A. Ackerley, whether by blood or adoption, (ii) any trusts for the exclusive benefit of the individuals referred to in clause (i) above or the executor or administrator of the estate of or other legal representative of the individuals referred to in clause (i) above, and (iii) any other Person, at least a majority of the outstanding voting stock of which is owned, of record and beneficially, by any of the Persons referred to in clause
(i) or (ii) above.

     9.2. Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments and the Issuing Lender's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(g) or Section 9.1(h), the Commitments and the Issuing Lender's obligation to issue Letters of Credit shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(g) or Section 9.1(h), all of the outstanding principal amount of the Loans and all other amounts described in this subsection
(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower);

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in
Section 3.8; and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     To enforce the provisions of this Section 9.2, the Administrative Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of an involuntary transfer of control of the Borrower or any of its Subsidiaries for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Borrower hereby agrees to authorize and to cause its Subsidiaries to authorize such an involuntary transfer of control upon the request of the Administrative Agent after and during the continuation of an Event of Default and, without limiting any rights of the Administrative Agent under this Agreement, authorize the Administrative Agent to nominate a trustee or receiver to assume control, subject only to any required judicial, FCC and other Governmental Authority consent, in order to effectuate the transactions contemplated hereby. Such trustee or receiver shall have all the rights and powers as provided to it by law, court order or to the Administrative Agent under this Agreement. The Borrower shall cooperate fully and cause its Subsidiaries to cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing. The Borrower shall further use its best efforts, and will cause its Subsidiaries to use their best efforts, to assist in obtaining consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement including, without limitation, the preparation, execution and filing with the FCC of the transferor's portion of any application or applications for consent to the transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral. If the Borrower fails to execute or cause the execution of such applications, requests for consent or other instruments, the clerk of any court that has jurisdiction over the Credit Documents may execute and file the same on behalf of the Borrower or its Subsidiaries.

     9.3. Remedies: Set-Off. Subject to Section 2.15(b), in addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.


                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

     10.1. Appointment. Each Lender hereby irrevocably appoints and authorizes First Union to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as Administrative Agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

     10.2. Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

     10.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person's own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of the Borrower, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     10.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

     10.5. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the

Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.6. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     10.7. Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys' fees and expenses and compensation of agents paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

     10.8. The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it, the Letters of Credit issued or participated in by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     10.9. Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten (10) days' prior written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such ten-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrower, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the

Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

     10.10. Collateral Matters. (a) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments, termination or expiration of all outstanding Letters of Credit and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).

     10.11. Issuing Lender. The provisions of this Article (other than Section 10.9) shall apply to the Issuing Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

     10.12. Other Agents. Neither the Documentation Agent nor any of the Co-Agents named herein shall have any additional administrative duties hereunder by virtue of such titles, and such titles are nominal in nature.


                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1. Fees and Expenses. The Borrower agrees (i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with (w) the Administrative Agent's due diligence investigation in connection with, and the preparation, negotiation, execution, delivery and syndication of, this Agreement and the other Credit Documents, and any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, (x) the administration, monitoring and review of the Loans and the Collateral (including, without limitation, out-of-pocket expenses for travel, meals, long-distance telephone calls, wire transfers, facsimile transmissions and copying and with respect to the engagement of appraisers, consultants, auditors or similar Persons by the Administrative Agent at any time, whether before or after the Closing, to render opinions concerning the Borrower's financial condition and the value of the Collateral), (y) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (z) the creation, perfection and maintenance of the perfection of the Administrative Agent's Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses) in connection with
(y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise and whether or not consummated, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Credit Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and (iii) to pay and hold the Administrative Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Administrative Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Credit Documents.

     11.2. Indemnification. The Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold the Administrative Agent, each Lender and their respective Affiliates and each of their respective directors, officers, employees, and agents (each, an "Indemnified Person") harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by the Borrower or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand.

           11.3. Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS"), AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF). THE BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     11.4. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Credit Document ("Disputes") between or among the Borrower, its Subsidiaries, the Administrative Agent and the Lenders, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Agreement and the other Credit Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in the city in which the principal office of the Administrative Agent is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements.

     (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

     11.5. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

     (a) if to the Borrower, to 1301 Fifth Avenue, Suite 4000, Seattle, Washington 98101, Attention: Denis M. Curley, Telecopy No. (206) 623-7853, with a copy to Graham & Dunn PC, 1420 Fifth Avenue, Seattle, Washington 98101,
Attention: Carmen L. Smith, Telecopy No. (206) 340-9099;

     (b) if to the Administrative Agent, to First Union National Bank, One First Union Center, TW-10, 301 South College Street, Charlotte, North Carolina 28288-0608, Attention: Syndication Agency Services, Telecopy No. (704) 383-0288; and

     (c) if to any Lender, to it at the address set forth on its signature page hereto (or if to any Lender not a party hereto as of the date hereof, at the address set forth in its Assignment and Acceptance);

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier and confirmed in writing or telephonically by the recipient or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

     11.6. Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent for its own account), (ii) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date (including any scheduled date for a mandatory prepayment or the mandatory reduction or termination of any Commitments) fixed for the payment of any principal of or interest on any Loan (other than additional interest payable under Section 2.8(b) at the election of the Required Lenders, as provided therein), any fees (other than fees payable to the Administrative Agent for its own account) or any other Obligations or extend the expiry date of any Letter of Credit beyond the seventh day prior to the Revolving Credit Maturity Date or
(iii) waive the closing conditions set forth in Sections 4.1(m), 4.2(a) or 4.3(a);

     (b) unless agreed to by all of the Lenders, (i) increase or extend any Commitment of any Lender (it being understood that a waiver of any Event of Default, if agreed to by the requisite Lenders hereunder, shall not constitute such an increase), (ii) change the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (iii) except as may be otherwise specifically provided in this Agreement or in any other Credit Document, release all or substantially all of the Collateral or release any guarantor from its guaranty obligations in respect of the Loans, or (iv) change any provision of
Section 2.15 or this Section; and

     (c) unless agreed to by the Issuing Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents;

     and provided further that (i) if any amendment, modification, waiver or consent would adversely affect the holders of Loans of a particular Class (the "affected Class") relative to holders of Loans of any other Class (including, without limitation, by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the affected Class under Sections 2.6(e) through 2.6(i)), then such amendment, modification, waiver or consent shall require the consent of Lenders holding fifty-one percent (51%) or more of the aggregate outstanding principal amount of all Loans of the affected Class, and (ii) the Fee Letter and any Hedge Agreement to which any Lender (or such Lender's Affiliate) is a party may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     11.7. Assignments, Participations. (a) Each Lender may assign to one or more other Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent and the Borrower (to be evidenced by its counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender's rights and obligations under this Agreement (and shall constitute an assignment of a pro rated share of the assigning Lender's Term Loan Commitments, Revolving Credit Commitments and Letter of Credit Exposure), (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $5,000,000 (or, if less, the full amount of the assigning Lender's outstanding Commitments), and (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Administrative Agent and the other parties hereto as if set forth at length herein.

     (b) The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrower, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrower and the Lenders. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments (or outstanding Term Loans, as the case may be) of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibits A-1, A-2 and A-3, as applicable. The Administrative Agent will return canceled Notes to the Borrower.

     (d) Each Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it, the Note or Notes held by it and its participations in Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (w) change the Note Redemption Closing Date, (x) reduce or forgive the principal amount of any Loan, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the Term Loan Maturity Date, the Revolving Credit Maturity Date or any other date fixed for the payment of any principal of or interest on any Loan, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iv) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

     (f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

     11.8. No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     11.9. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

     11.10. Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     11.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     11.12. Construction. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

     11.13. Confidentiality. Each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of the Borrower or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors, (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or any other litigation or proceeding related hereto or to which it is a party, (iv) to the Administrative Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(f).

     11.14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent and the Borrower of written or telephonic notification of such execution and authorization of delivery thereof.

     11.15. Disclosure of Information. The Borrower agrees and consents to the Administrative Agent's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     11.16. Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED OCTOBER 27, 1997, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        THE ACKERLEY GROUP, INC.


                                        By:       /s/ Denis M. Curley

                                        Title:    Chief Financial Officer





(signatures continued)

                                   FIRST UNION NATIONAL BANK, as
                                   Administrative Agent and
                                   as a Lender

Term Loan                          By:       /s/ James W. Wood
Commitment:
$11,320,754.72
                                   Title:    Senior Vice President
Tranche A Revolving Credit
Commitment:
$7,311,320.75

Tranche B Revolving Credit
Commitment:
$ 6,367,924.53                     Instructions for wire transfers to the
                                   Administrative Agent:

                                   First Union National Bank
                                   ABA Routing No. 053000219
                                   Charlotte, North Carolina
                                   General Ledger No. 465906, RC No. 5007
                                   Attention: Syndication Agency Services
                                   Re: The Ackerley Group, Inc.

                                   Address for notices as a Lender:

                                   First Union National Bank
                                   One First Union Center, 5th Floor
                                   301 South College Street
                                   Charlotte, North Carolina 28288-0735
                                   Attention: James W. Wood
                                   Telephone: (704) 374-3242
                                   Telecopy: (704) 374-4092

                                   Lending Office:

                                   First Union National Bank
                                   One First Union Center, 5th Floor
                                   301 South College Street
                                   Charlotte, North Carolina 28288-0735
                                   Attention: James W. Wood
                                   Telephone: (704) 374-3242
                                   Telecopy: (704) 374-4092

                             (signatures continued)

                                 FLEET BANK, N.A.


Term Loan                        By:       /s/ Garret Komjathy
Commitment:
$10,641,509.43                   Title:    Vice President

Tranche A Revolving Credit
Commitment:
$6,872,641.51

Tranche B Revolving Credit
Commitment:
$5,985,849.06                    Address for notices:

                                 Fleet Bank, N.A.
                                 1185 Avenue of the Americas, 16th Floor,
                                 NYNYS16K
                                 New York, New York  10036
                                 Attention: Garret Komjathy, Vice President
                                 Telephone: (212) 819-6043
                                 Telecopy: (212) 819-6202

                                 Lending Office:

                                 Fleet Bank, N.A.
                                 1185 Avenue of the Americas, 16th Floor
                                 NYNYS16K
                                 New York, New York  10036
                                 Attention: Garret Komjathy, Vice President
                                 Telephone: (212) 819-6043
                                 Telecopy: (212) 819-6202







                             (signatures continued)

                                 KEYBANK NATIONAL ASSOCIATION


Term Loan                        By:       /s/ Kathleen J. Johanson
Commitment:
$10,188,679.25                   Title:    Vice President

Tranche A Revolving Credit
Commitment:
$6,580,188.68

Tranche B Revolving Credit
Commitment:
$5,731,132.07                    Address for notices:

                                 KeyBank National Association
                                 700 Fifth Avenue, 46th Floor, MS-WA-31-10-4612 Seattle, Washington 98104
                                 Attention: Kathleen Johanson, Vice President
                                 Telephone: (206) 684-6308
                                 Telecopy: (206) 684-6035

                                 Lending Office:

                                 KeyBank National Association
                                 700 Fifth Avenue, 46th Floor, MS-WA-31-10-4612 Seattle, Washington 98104
                                 Attention: Kathleen Johanson, Vice President
                                 Telephone: (206) 684-6308
                                 Telecopy: (206) 684-6035











                             (signatures continued)

                                 UNION BANK OF CALIFORNIA, N.A.


Term Loan                        By:       /s/ Christine P. Ball
Commitment:
$10,188,679.25                   Title:    Vice President

Tranche A Revolving Credit
Commitment:
$6,580,188.68

Tranche B Revolving Credit
Commitment:
$5,731,132.07                    Address for notices:

                                 Union Bank of California
                                 445 South Figueroa Street, G15-075
                                 Los Angeles, California  90071
                                 Attention: Christine P. Ball, Vice President
                                 Telephone: (213) 236-6176
                                 Telecopy: (213) 236-5747

                                 Lending Office:

                                 Union Bank of California
                                 445 South Figueroa Street, G15-075
                                 Los Angeles, California  90071
                                 Attention: Christine P. Ball, Vice President
                                 Telephone: (213) 236-6176
                                 Telecopy: (213) 236-5747












                             (signatures continued)

                                 BANK OF MONTREAL, CHICAGO BRANCH


Term Loan                        By:       /s/ Rene Encarnacion
Commitment:
$8,603,773.58                    Title:    Director

Tranche A Revolving Credit
Commitment:
$5,556,603.78

Tranche B Revolving Credit
Commitment:
$4,839,622.64                    Address for notices:

                                 Bank of Montreal, Chicago Branch
                                 430 Park Avenue
                                 New York, New York  10022
                                 Attention: Ola Anderssen
                                 Telephone: (212) 605-1453
                                 Telecopy: (212) 605-1648

                                 Lending Office:

                                 Bank of Montreal, Chicago Branch
                                 115 South LaSalle Street
                                 Chicago, Illinois  60603
                                 Attention: Josie Nichols
                                 Telephone: (312) 750-3748
                                 Telecopy: (312) 750-4304












                             (signatures continued)

                                 THE BANK OF NEW YORK


Term Loan                        By:       /s/ Stephen M. Nettler
Commitment:
$8,603,773.58                    Title:    Assistant Vice President

Tranche A Revolving Credit
Commitment:
$5,556,603.78

Tranche B Revolving Credit
Commitment:
$4,839,622.64                    Address for notices:

                                 The Bank of New York
                                 One Wall Street, 16th Floor
                                 New York, New York  10286
                                 Attention:  Stephen Nettler,
                                    Assistant Vice President
                                 Telephone: (212) 635-8699
                                 Telecopy: (212) 635-8593

                                 Lending Office:

                                 The Bank of New York
                                 One Wall Street, 16th Floor
                                 New York, New York  10286
                                 Attention:  Stephen Nettler,
                                    Assistant Vice President
                                 Telephone: (212) 635-8699
                                 Telecopy: (212) 635-8593











                             (signatures continued)

                                 THE BANK OF NOVA SCOTIA


Term Loan                        By:       /s/ Vincent J. Fitzgerald, Jr.
Commitment:
$8,603,773.58                    Title:    Authorized Signatory

Tranche A Revolving Credit
Commitment:
$5,556,603.78

Tranche B Revolving Credit
Commitment:
$4,839,622.64                    Address for notices:

                                 The Bank of Nova Scotia
                                 One Liberty Plaza
                                 New York, New York  10006
                                 Attention: Paul Weissenberger,
                                            Relationship Manager
                                 Telephone: (212) 225-5095
                                 Telecopy: (212) 225-5090

                                 Lending Office:

                                 The Bank of Nova Scotia
                                 One Liberty Plaza
                                 New York, New York  10006
                                 Attention: Paul Weissenberger,
                                            Relationship Manager
                                 Telephone: (212) 225-5095
                                 Telecopy: (212) 225-5090










                             (signatures continued)

                                 THE LONG-TERM CREDIT BANK OF JAPAN
                                    LTD., LOS ANGELES AGENCY


Term Loan                        By:       /s/ Noboru Akahane
Commitment:
$8,603,773.58                    Title:    Deputy General Manager

Tranche A Revolving Credit
Commitment:
$5,556,603.78

Tranche B Revolving Credit
Commitment:
$4,839,622.64                    Address for notices:

                                 The Long-Term Credit Bank of Japan, Ltd.
                                 Los Angeles Agency
                                 350 South Grand Avenue, Suite 3000
                                 Los Angeles, California  90071
                                 Attention: Noboru Akahane,
                                            Deputy General Manger
                                 Telephone: (213) 689-6380
                                 Telecopy: (213) 626-1067

                                 Lending Office:

                                 The Long-Term Credit Bank of Japan, Ltd.
                                 Los Angeles Agency
                                 350 South Grand Avenue, Suite 3000
                                 Los Angeles, California  90071
                                 Attention: Noboru Akahane,
                                            Deputy General Manger
                                 Telephone: (213) 689-6380
                                 Telecopy: (213) 626-1067






                             (signatures continued)

                                    U.S. BANK


Term Loan                        By:       /s/ Matthew S. Thoreson
Commitment:
$8,603,773.58                    Title:    Vice President

Tranche A Revolving Credit
Commitment:
$5,556,603.78

Tranche B Revolving Credit
Commitment:
$4,839,622.64                    Address for notices:

                                 U.S. Bank
                                 Media/Telecom Group
                                 1420 5th Avenue, 10th Floor
                                 Seattle, Washington  98101
                                 Attention: Matthew S. Thoreson, Vice President
                                 Telephone: (206) 344-3712
                                 Telecopy: (206) 344-2331

                                 Lending Office:

                                 U.S. Bank
                                 Media/Telecom Group
                                 1420 5th Avenue, 10th Floor
                                 Seattle, Washington  98101
                                 Attention: Matthew S. Thoreson, Vice President
                                 Telephone: (206) 344-3712
                                 Telecopy: (206) 344-2331










                             (signatures continued)

                                 BANQUE PARIBAS, LOS ANGELES AGENCY


Term Loan                        By:       /s/ Linda L. Aleshire
Commitment:
$6,113,207.55                    Title:    Vice President

Tranche A Revolving Credit
Commitment:                      By:       /s/ Thomas G. Brandt
$3,948,113.20
                                 Title:    Director
Tranche B Revolving Credit
Commitment:
$3,438,679.25                    Address for notices:

                                 Banque Paribas, Los Angeles Agency
                                 2029 Century Park East, Suite 3900
                                 Los Angeles, California  90067
                                 Attention: Linda Aleshire, Vice President
                                 Telephone: (310) 551-7352
                                 Telecopy: (310) 556-3762

                                 Lending Office:

                                 Banque Paribas, Los Angeles Agency
                                 2029 Century Park East, Suite 3900
                                 Los Angeles, California  90067
                                 Attention: Linda Aleshire, Vice President
                                 Telephone: (310) 551-7352
                                 Telecopy: (310) 556-3762












                             (signatures continued)

                                 CITY NATIONAL BANK


Term Loan                        By:       /s/ David Burdge
Commitment:
$6,113,207.55                    Title:    Senior Vice President

Tranche A Revolving Credit
Commitment:
$3,948,113.20

Tranche B Revolving Credit
Commitment:
$3,438,679.25                    Address for notices:

                                 City National Bank
                                 400 North Roxbury Drive, 3rd Floor
                                 Beverly Hills, California  90210
                                 Attention: Rod P. Bollins, Vice President
                                 Telephone: (310) 888-6149
                                 Telecopy: (310) 888-6152

                                 Lending Office:

                                 City National Bank
                                 400 North Roxbury Drive, 3rd Floor
                                 Beverly Hills, California  90210
                                 Attention: Rod P. Bollins, Vice President
                                 Telephone: (310) 888-6149
                                 Telecopy: (310) 888-6152












                             (signatures continued)

                                 DRESDNER BANK AG, NEW YORK &
                                    GRAND CAYMAN BRANCHES


Term Loan                        By:       /s/ Jane A. Majeski
Commitment:
$6,113,207.55                    Title:    Vice President

Tranche A Revolving Credit
Commitment:                      By:       /s/ Brian Haughney
$3,948,113.20
                                 Title:    Assistant Treasurer
Tranche B Revolving Credit
Commitment:
$3,438,679.25                    Address for notices:

                                 Dresdner Bank AG
                                 75 Wall Street
                                 New York, New York 10005
                                 Attention: Jane A. Majeski, Vice President
                                 Telephone: (212) 429-2191
                                 Telecopy: (212) 429-2129

                                 Lending Office:

                                 Dresdner Bank AG
                                 75 Wall Street
                                 New York, New York 10005-2889
                                 Attention: Jane A. Majeski, Vice President
                                 Telephone: (212) 429-2191
                                 Telecopy: (212) 429-2129












                             (signatures continued)

                                 THE FUJI BANK, LIMITED, LOS ANGELES AGENCY


Term Loan                        By:       /s/ Masahito Fukuda
Commitment:
$6,113,207.55                    Title:    Joint General Manager

Tranche A Revolving Credit
Commitment:
$3,948,113.20

Tranche B Revolving Credit
Commitment:
$3,438,679.25                    Address for notices:

                                 The Fuji Bank, Limited, Los Angeles Agency
                                 333 South Hope Street, 39th Floor
                                 Los Angeles, California  90071
                                 Attention: Jay Schwartz, Vice President
                                 Telephone: (213) 253-4149
                                 Telecopy: (213) 253-4178

                                 Lending Office:

                                 The Fuji Bank, Limited, Los Angeles Agency
                                 333 South Hope Street, 39th Floor
                                 Los Angeles, California  90071
                                 Attention: Jay Schwartz, Vice President
                                 Telephone: (213) 253-4149
                                 Telecopy: (213) 253-4178










                             (signatures continued)

                                 THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                 LOS ANGELES AGENCY


Term Loan                        By:     /s/ Vincente Timiraos
Commitment:
$6,113,207.55                    Title:  Senior Vice President & Senior General
                                         Manager
Tranche A Revolving Credit
Commitment:
$3,948,113.20

Tranche B Revolving Credit
Commitment:
$3,438,679.25                    Address for notices:

                                 The Industrial Bank of Japan, Limited,
                                   Los Angeles Agency
                                 350 South Grand Avenue, Suite 1500
                                 Los Angeles, California  90071
                                 Attention: Mark Moss, Assistant Vice President
                                 Telephone: (213) 893-6424
                                 Telecopy: (213) 488-9840

                                 Lending Office:

                                 The Industrial Bank of Japan, Limited,
                                   Los Angeles Agency
                                 350 South Grand Avenue, Suite 1500
                                 Los Angeles, California  90071
                                 Attention: Mark Moss, Assistant Vice President
                                 Telephone: (213) 893-6424
                                 Telecopy: (213) 488-9840






                             (signatures continued)

                                 MICHIGAN NATIONAL BANK


Term Loan                        By:       /s/ Stephane E. Lubin
Commitment:
$4,075,471.70                    Title:    Relationship Manager

Tranche A Revolving Credit
Commitment:
$2,632,075.48

Tranche B Revolving Credit
Commitment:
$2,292,452.82                    Address for notices:

                                 Michigan National Bank
                                 27777 Inkster
                                 Specialty Industries 10-36
                                 Farmington Hills, Michigan  48334
                                 Attention: Stephane E. Lubin
                                 Telephone: (248) 473-4329
                                 Telecopy: (248) 473-4345

                                 Lending Office:

                                 Michigan National Bank
                                 27777 Inkster
                                 Specialty Industries 10-36
                                 Farmington Hills, Michigan  48334
                                 Attention: Stephane E. Lubin
                                 Telephone: (248) 473-4329
                                 Telecopy: (248) 473-4345